                                                                     EXHIBIT 3.1



                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                             ARTICLES OF RESTATEMENT

         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter referred to as the "CORPORATION" or "AIMCO"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to and does hereby restate its Charter as currently in effect. The Charter as currently in effect is found in the following charter documents filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"):

                  (1) Articles of Amendment and Restatement as filed with the SDAT on July 15, 1994 (as corrected by Certificates of Correction as filed with the SDAT on November 6, 1997 at 1:35 p.m., on November 30, 1998 at 1:22 p.m., on May 24, 1999 at 1:38 p.m. and on May 24, 1999 at
         1:47 p.m., respectively);

                  (2) Articles of Amendment as filed with the SDAT on July 28, 1994 at 11:33 a.m. (as corrected by Certificate of Correction as filed with the SDAT on November 6, 1997 at 1:37 p.m. and on May 24, 1999 at 1:43 p.m.);

                  (3) Articles Supplementary as filed with the SDAT on August 4, 1997 (Class B Preferred Stock);

                  (4) Articles Supplementary as filed with the SDAT on December 22, 1997 (as corrected by Certificates of Correction as filed with the SDAT on February 18, 1998 and on November 30, 1998 at 1:24 p.m., respectively) (Class C Preferred Stock);

                  (5) Articles Supplementary as filed with the SDAT on February 18, 1998 (as corrected by Certificate of Correction as filed with the SDAT on November 30, 1998 at 1:26 p.m.) (Class D Preferred Stock);

                  (6) Articles of Amendment as filed with the SDAT on June 19, 1998;

                  (7) Articles Supplementary as filed with the SDAT on July 13, 1998 (Class G Preferred Stock);

                  (8) Articles Supplementary as filed with the SDAT on August 13, 1998 (Class H Preferred Stock);

                  (9) Articles of Merger as filed with the SDAT on October 1, 1998 (as corrected by Certificate of Correction as filed with the SDAT on May 24, 1999 at 1:33 p.m.);

                  (10) Articles Supplementary as filed with the SDAT on November 6, 1998 (Class J Preferred Stock);

                  (11) Articles Supplementary as filed with the SDAT on February 17, 1999 (Class K Preferred Stock);

                  (12) Articles Supplementary as filed with the SDAT on May 25, 1999 at 1:24 p.m. (Class I Preferred Stock); and

                  (13) Articles Supplementary as filed with the SDAT on May 25, 1999 at l:29 p.m.

         SECOND: The Charter of the Corporation as restated in its entirety (except to the extent that the provisions of Articles Supplementary referred to in Article FIRST, paragraphs (3), (4), (5), (7), (8), (10), (11), and (12) above relating to the various classes of Preferred Stock of the Corporation are incorporated by reference) is as follows:

                                    ARTICLE I

                                   ARTICLE II
                                     PURPOSE

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland authorizing the formation of corporations as now or hereafter in force.

                                   ARTICLE III
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC -- Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is CSC -- Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation located in the State of Maryland.

                                   ARTICLE IV
                                      STOCK

         SECTION 1.  AUTHORIZED SHARES

                  1.1 CLASS AND NUMBER OF SHARES. The total number of shares of stock that the Corporation from time to time shall have authority to issue is 510,587,500 shares of capital stock having a par value of $.01 per share, amounting to an aggregate par value of $5,105,875, consisting of 480,937,500 shares currently classified as Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK") (the Class A Common Stock and all other classes or series of common stock hereafter classified being referred to collectively herein as the "COMMON STOCK"), 750,000 shares currently classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share (the "CLASS B PREFERRED STOCK"), 2,400,000 shares currently classified as Class C Cumulative Preferred Stock, par value $.01 per share (the "CLASS C PREFERRED STOCK"), 4,200,000 shares currently classified as Class D Cumulative Preferred Stock, par value $.01 per share (the "CLASS D PREFERRED STOCK"), 4,050,000 shares currently classified as Class G Cumulative Preferred Stock, par value $.01 per share (the "CLASS G PREFERRED STOCK"), 2,000,000 shares currently classified as Class H Cumulative Preferred Stock, par value $.01 per share (the "CLASS H PREFERRED STOCK"), 10,000,000 shares currently classified as Class I Cumulative Preferred Stock, par value $.01 per share (the "CLASS I PREFERRED STOCK"), 1,250,000 shares currently classified as Class J Cumulative Convertible Preferred Stock, par value $.01 per share (the "CLASS J PREFERRED STOCK"), and 5,000,000 shares currently classified as Class K Convertible Cumulative Preferred Stock, par value $.01 per share (the "CLASS K PREFERRED STOCK") (the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock, Class K Preferred Stock, and all other classes or series of preferred stock hereafter classified being referred to collectively herein as the "PREFERRED STOCK").(1)


-----------------------

(1) This section has been revised to reflect action taken in articles supplementary filed since the section was last amended on June 19, 1998: (i) to delete language relating to Class B Common Stock, the shares of which were either cancelled or reclassified into Class A Common Stock; (ii) to add language relating to Class G Preferred Stock, Class H Preferred Stock, Class I Preferred Stock, Class J Preferred Stock, and Class K Preferred Stock which were reclassified from Class A Common Stock; (iii) to adjust the number of shares and aggregate par value of the authorized
                                                                  (continued...)

                  1.2 CHANGES IN CLASSIFICATION AND PREFERENCES. The Board of Directors by resolution or resolutions from time to time may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, including, but not limited to, ownership restrictions consistent with the Ownership Restrictions with respect to each such class or subclass of capital stock, and the number of shares constituting each such class or subclass, and to increase or decrease the number of shares of any such class or subclass.

         SECTION 2. NO PREEMPTIVE RIGHTS. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation that it may issue or sell.

         SECTION 3. COMMON STOCK.

                  3.1 DIVIDEND RIGHTS. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

                  3.2 RIGHTS UPON LIQUIDATION. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section l of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.


-----------------------

(1)       (...continued)
capital stock of the Corporation for those shares of Class B Common Stock that were cancelled, and (iv) to adjust the number of shares of authorized Class A Common Stock, Class C Preferred Stock, Class D Preferred Stock, Class H Preferred Stock, Class I Preferred Stock, and Class K Preferred Stock for shares reclassified into or from Class A Common Stock. Class E Preferred Stock was authorized, issued, converted and reclassified into Class A Common Stock. Class F Preferred Stock has not heretofore been used as class a designations.

                  3.3 VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote on all matters (on which a holder of shares of Common Stock shall be entitled to vote) at the meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

                  3.4 RESTRICTION ON OWNERSHIP AND TRANSFERS. The Beneficial Ownership and Transfer of Common Stock shall be subject to the restrictions set forth in this Section 3.4 of this Article IV.

                           3.4.1 RESTRICTIONS.

                                    (A) LIMITATION ON BENEFICIAL OWNERSHIP.
Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Common Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Common Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Common Stock in excess of the Look-Through Ownership Limit.

                                    (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT.
Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article
IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Common Stock.

                                    (C) TRANSFERS IN EXCESS OF INITIAL HOLDER
LIMIT. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Common Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise

Beneficially Owned by the Initial Holder in excess of the Initial Holder Limit, and the Initial Holder shall acquire no rights in such shares of Common Stock.

                                    (D) TRANSFERS IN EXCESS OF LOOK-THROUGH
OWNERSHIP LIMIT. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Common Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look- Through Ownership Limit, and such Look-Through Entity shall acquire no rights in such shares of Common Stock.

                                    (E) TRANSFERS RESULTING IN OWNERSHIP BY
FEWER THAN 100 PERSONS. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section
3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock.

                                    (F) TRANSFERS RESULTING IN "CLOSELY HELD"
STATUS. From and after the date of the Initial Public Offering, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Common Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Common Stock.

                                    (G) SEVERABILITY ON VOID TRANSACTIONS. A
Transfer of a share of Common Stock that is null and void under Sections 3.4.1(B), (C), (D), (E) or (F) of this Article IV because it would, if effective, result in (i) the ownership of Common Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution), (iii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iv) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Common Stock in the same or any other related transaction.

                           3.4.2 REMEDIES FOR BREACH. If the Board of Directors
or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 3.4.1 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Common Stock in violation of Section 3.4.1 of this
Article IV (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Common Stock acquired in violation of Section 3.4.1 of this Article IV or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section
3.4.1 of this Article IV, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 3.4.3 of this Article IV; provided, further, that the provisions of this Section 3.4.2 shall be subject to the provisions of Section 3.4.12 of this Article IV; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Common Stock that is expressly authorized pursuant to Section 3.4.8(D) of this Article IV.

                           3.4.3. TRANSFER IN TRUST.

                                    (A) ESTABLISHMENT OF TRUST. If,
notwithstanding the other provisions contained in this Article IV, at any time after the date of the Initial Public Offering there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Common Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Common Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Common Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in Section 3.4.8 of this Article IV, such shares of Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.

                                    (B) APPOINTMENT OF TRUSTEE. The Trustee
shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                                    (C) STATUS OF SHARES HELD BY THE TRUSTEE.
Shares of Common Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the event provided in
Section 3.4.3(E), the Prohibited Transferee shall have no rights in the Common Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                                    (D) DIVIDEND AND VOTING RIGHTS. The Trustee
shall have all voting rights and rights to dividends with respect to shares of Common Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Common Stock for the benefit of the Charitable Beneficiary.

                                    (E) RESTRICTIONS ON TRANSFER. The Trustee of
the Trust may transfer the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this
Section 3.4.3(E). The Prohibited Transferee shall receive the lesser of (l) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. if any of the transfer restrictions set forth in this Section 3.4.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Common Stock as to which such restrictions would, by their terms, apply, and to hold such Common Stock on behalf of the Corporation.

                                    (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO
THE TRUSTEE. Shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                                    (G) DESIGNATION OF CHARITABLE BENEFICIARIES.
By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Common Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                           3.4.4 NOTICE OF RESTRICTED TRANSFER. Any Person that
acquires or attempts to acquire shares of Common Stock in violation of Section
3.4.1 of this Article IV, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 3.4.3 of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

                           3.4.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From
and after the date of the Initial Public Offering certain record and Beneficial Owners and transferees of shares of Common Stock will be required to provide certain information as set out below.

                                    (A) ANNUAL DISCLOSURE. Every record and
Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Common Stock shall, within 30 days after January l of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Common Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Common Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each shareholder of record, including without limitation any Person that holds shares of Common Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 3.4.5 from the Beneficial Owner.

                                    (B) DISCLOSURE AT THE REQUEST OF THE
CORPORATION. Any Person that is a Beneficial Owner of shares of Common Stock and any Person (including the shareholder of record) that is holding shares of Common Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Common Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

                           3.4.6 REMEDIES NOT LIMITED. Nothing contained in this
Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 3.4.12 of this Article IV) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

                           3.4.7 AMBIGUITY. In the case of an ambiguity in the
application of any of the provisions of Section 3.4 of this Article IV, or in the case of an ambiguity in any definition contained in Section 4 of this
Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

                           3.4.8 EXCEPTIONS. The following exceptions shall
apply or may be established with respect to the limitations of Section 3.4.1 of this Article IV.

                                    (A) WAIVER OF OWNERSHIP LIMIT. The Board of
Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, that in no event may any such exception cause such Person's ownership, direct or indirect (without taking into account such Person's ownership of interests in any partnership of which the Corporation is a partner), to exceed 9.8% of the number of Outstanding shares of Common Stock. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                                    (B) PLEDGE BY INITIAL HOLDER.
Notwithstanding any other provision of this Article IV, the pledge by the Initial Holder of all or any portion of the Common Stock directly owned at any time or from time to time shall not constitute a violation of Section 3.4.1 of this Article IV and the pledgee shall not be subject to the Ownership Limit with respect to the Common Stock so pledged to it either as a result of the pledge or upon foreclosure.

                                    (C) UNDERWRITERS. For a period of 270 days
following the purchase of Common Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Common Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Common Stock purchased by it as a part of or in connection with such offering and with respect to any Common Stock purchased in connection with market making activities.

                                    (D) OWNERSHIP AND TRANSFERS BY THE CMO
TRUSTEE. The Ownership Limit shall not apply to the initial holding of Common Stock by the "CMO TRUSTEE" (as that term is defined in the "Glossary" to the Prospectus) for the benefit of "HF FUNDING TRUST" (as that term is defined in the "Glossary" to the Prospectus), to any subsequent acquisition of Common Stock by the CMO Trustee in connection with any conversion of Preferred Stock or to any transfer or assignment of all or any part of the legal or beneficial interest in the Common Stock to the CMO Trustee, "FSA" (as that term is defined in the "Glossary" to the Prospectus), any entity controlled by FSA, or any direct or indirect creditor of HF Funding Trust (including without limitation any reinsurer of any obligation of HF Funding Trust) or any acquisition of Common Stock by any such person in connection with any conversion of Preferred Stock.

                           3.4.9 LEGEND. Each certificate for Common Stock shall
bear the following legend:

                  "The shares of Class A Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Common Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter. Any Person that attempts to Beneficially Own shares of Class A Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of shares of Class A Common Stock represented hereby will be void in accordance with the Charter or (ii) the shares of Class A Common Stock represented hereby automatically be will transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

                           3.4.10 SEVERABILITY. If any provision of this Article
IV or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                           3.4.11 BOARD OF DIRECTORS DISCRETION. Anything in
this Article IV to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look- Through Ownership Limit in the event of a change in law.

                           3.4.12 SETTLEMENT. Nothing in this Section 3.4 of
this Article IV shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         SECTION 4. DEFINITIONS. The terms set forth below shall have the meanings specified below when used in this Article IV or in Article V of the Charter.(2)

                  4.1 BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of Common Stock equal to the sum of (i) the shares of Common Stock directly owned by such Person, (ii) the number of shares of Common Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Common Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (b) of the definition of "Person" shall be disregarded. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

                  4.2 CHARITABLE BENEFICIARY. The term "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to
Section 3.4.3 of this Article IV, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                  4.3 CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

                  4.4 COMMON STOCK. The term "COMMON STOCK" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other capital stock of the Corporation, however designated, authorized after the Issue Date, that has the right (subject always to prior rights of any class of Preferred Stock)


------------------------

(2) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  4.5 EXCESS TRANSFER. The term "EXCESS TRANSFER" has the meaning set forth in Section 3.4.3(A) of this Article IV.

                  4.6 EXCHANGE ACT. The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  4.7 INITIAL HOLDER. The term "INITIAL HOLDER" shall mean Terry Considine.

                  4.8 INITIAL HOLDER LIMIT. The term "INITIAL HOLDER LIMIT" shall mean 15% of the number of Outstanding shares of Common Stock applied, in the aggregate, to the Initial Holder. From the date of the Initial Public Offering, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

                  4.9 INITIAL PUBLIC OFFERING. The term "INITIAL PUBLIC OFFERING" shall mean the first underwritten public offering of Class A Common Stock registered under the Securities Act of 1933, as amended, on a registration statement on Form S-11 filed with the Securities and Exchange Commission.

                  4.10 LOOK-THROUGH ENTITY. The term "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

                  4.11 LOOK-THROUGH OWNERSHIP LIMIT. The term "LOOK-THROUGH OWNERSHIP LIMIT" shall mean 15% of the number of Outstanding shares of Common Stock.

                  4.12 MARKET PRICE. The term "MARKET PRICE" on any date shall mean the Closing Price on the Trading Day immediately preceding such date. The term "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  4.13 NYSE. The term "NYSE" shall mean the New York Stock Exchange, Inc.

                  4.14 OUTSTANDING. The term "OUTSTANDING" shall mean issued and outstanding shares of Common Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of Common Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

                  4.15 OWNERSHIP LIMIT. The term "OWNERSHIP LIMIT" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, 8.7% of the number of the Outstanding shares of Common Stock of the Corporation.

                  4.16 OWNERSHIP RESTRICTIONS. The term "OWNERSHIP RESTRICTIONS" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

                  4.17 PERSON. The term "PERSON" shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

                  4.18 PROHIBITED TRANSFEREE. The term "PROHIBITED TRANSFEREE" has the meaning set forth in Section 3.4.3(A) of this Article IV.

                  4.19 REIT. The term "REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

                  4.20 TRANSFER. The term "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Common Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Common Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

                  4.21 TRUST. The term "TRUST" shall mean the trust created pursuant to Section 3.4.3 of this Article IV.

                  4.22 TRUSTEE. The term "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

                  4.23 PROSPECTUS. The term "PROSPECTUS" shall mean the prospectus that forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; provided, however, that, if such prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, "PROSPECTUS" shall refer to such prospectus as so supplemented or amended.

                                    ARTICLE V
                             GENERAL REIT PROVISIONS

         SECTION 1. TERMINATION OF REIT STATUS. The Board of Directors shall take no action to terminate the Corporation's status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution at an annual or special meeting of the shareholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

         SECTION 2. EXCHANGE OR MARKET TRANSACTIONS. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or other national securities exchange or an automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article V or any provision of Article IV, and the transferee, including but not limited to any Prohibited Transferee, in such a transaction shall remain subject to all the provisions and limitations of Article IV and this Article V.

         SECTION 3. SEVERABILITY. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         SECTION 4. WAIVER. The Corporation shall have authority at any time to waive the requirement that the Corporation redeem shares of Preferred Stock if, in the sole discretion of the Board of Directors, any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         SECTION 1. MANAGEMENT. The business and the affairs of the Corporation shall managed under the direction of its Board of Directors.

         SECTION 2. NUMBER. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three. Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. There are currently six directors in office whose names are as follows: Terry Considine, Peter K. Kompaniez, Richard
S. Ellwood, J. Landis Martin, Thomas L. Rhodes and John D. Smith.(3)

         SECTION 3. Intentionally deleted.

         SECTION 4. VACANCIES. Except as otherwise provided in the Charter,(4) newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation at which time a successor shall be elected to fill the remaining term of the position filled by such director.

         SECTION 5. REMOVAL. Except as otherwise provided in the Charter,(5) any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 5, "CAUSE" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

         SECTION 6. BYLAWS. The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any Bylaws by the shareholders of the Corporation shall require the affirmative vote


------------------------

(3)       See Article FORTH.

(4) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

(5) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

of a majority of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this Section 6 to the contrary, no amendment, alteration, change or repeal of any provision of the Bylaws relating to the removal of directors or repeal of the Bylaws shall be effected without the vote of two-thirds of the aggregate number of votes entitled be cast generally in the election of Directors.

         SECTION 7. POWERS. The enumeration and definition of particular powers of the Board of Directors included elsewhere in the Charter(6) shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter,(7) or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the Maryland General Corporation Law ("MGCL") as now or hereafter in force.

                                   ARTICLE VII
                             LIMITATION OF LIABILITY

         No director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.


------------------------

(6) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

(7) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

                                  ARTICLE VIII
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the shareholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of the Charter(8) of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.

                                   ARTICLE IX
                         WRITTEN CONSENT OF SHAREHOLDERS

         Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the unanimous written consent of shareholders entitled to vote thereon.

------------------------

(8) This section has been revised to replace the term "these Articles of Amendment and Restatement" with "the Charter."

                                    ARTICLE X
                                    AMENDMENT

         The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the shareholders of a resolution at an annual or special meeting of the shareholders and (iii) approval of such resolution by the affirmative vote of the holders of a majority (or, as applicable, a two-thirds vote) of the aggregate number of votes entitled to be case generally in the election of directors. All rights conferred upon shareholders herein are subject to this reservation.

                                   ARTICLE XI
                                    EXISTENCE

         The Corporation is to have a perpetual existence.

                                   ARTICLE XII

                                   [Reserved.]

                                  ARTICLE XIII
                             CLASS B PREFERRED STOCK

         The terms of the Class B Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class B Preferred Stock, as filed with the SDAT on August 4, 1997.

                                   ARTICLE XIV
                             CLASS C PREFERRED STOCK

         The terms of the Class C Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class C Preferred Stock, as filed with the SDAT on December 22, 1997 (as corrected by Certificates of Correction as filed with the SDAT on February 18, 1998 and on November 30, 1998 at 1:24 p.m., respectively).

                                   ARTICLE XV
                             CLASS D PREFERRED STOCK

         The terms of the Class D Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class D Preferred Stock, as filed with the SDAT on February 18, 1998 (as corrected by Certificate of Correction as filed with the SDAT on November 30, 1998 at 1:26 p.m.).

                                   ARTICLE XVI
                             CLASS G PREFERRED STOCK

         The terms of the Class G Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class G Preferred Stock, as filed with the SDAT on July 13, 1998.

                                  ARTICLE XVII
                             CLASS H PREFERRED STOCK

         The terms of the Class H Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class G Preferred Stock, as filed with the SDAT on July 13, 1998.

                                  ARTICLE XVIII

                                   [Reserved.]

                                   ARTICLE XIX

         In accordance with Section 15.4 of the Indenture, dated as of November 1, 1996. by and between Insignia Financial Group, Inc. ("INSIGNIA"), a Delaware corporation (as Issuer) and First Union National Bank of South Carolina (as Trustee)(the "INDENTURE"), upon effectiveness of the Merger (as defined in the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, by and among the Corporation, Insignia, Insignia/ESG Holdings, Inc., a Delaware corporation, and AIMCO Properties, L.P., a Delaware limited partnership (the "MERGER AGREEMENT")), the 6 1/2% Convertible Subordinated Debentures due 2016 issued by Insignia (the "CONVERTIBLE DEBENTURES") will become convertible into the same consideration received by holders of Class A Common Stock, par value $.01 per share, of Insignia, pursuant to the Merger (i.e., shares of Class E Cumulative Preferred Stock, par value $.01 per share, of AIMCO (the "AIMCO CLASS E PREFERRED STOCK"), (or shares of Class A Common Stock, par value $.01 per share, of the Corporation (the "AIMCO COMMON STOCK"), if such Convertible Debentures are converted after the AIMCO Class E Preferred Stock has been converted into AIMCO Common Stock), the Cash Amount (as defined in the Merger Agreement), if any, and cash in lieu of fractional shares). Furthermore, the consideration to be received by holders of Convertible Debentures who convert such Convertible Debentures subsequent to the effectiveness of the Merger shall be adjusted as required by Article XV of the Indenture.(9)


------------------------

(9) All of the outstanding shares of AIMCO Class E Preferred Stock were converted into shares of AIMCO Common Stock on January 15, 1999 and all of the authorized shares of AIMCO Class E Preferred Stock have been reclassified into Class A Common Stock.

                                   ARTICLE XX
                             CLASS J PREFERRED STOCK

         The terms of the Class J Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class J Preferred Stock, as filed with the SDAT on November 6, 1998.

                                   ARTICLE XXI
                             CLASS K PREFERRED STOCK

         The terms of the Class K Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class K Preferred Stock, as filed with the SDAT on February 17, 1999.

                                  ARTICLE XXII
                             CLASS I PREFERRED STOCK

         The terms of the Class I Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, forth in the Articles Supplementary relating to the Class K Preferred Stock, as filed with the SDAT on February 17, 1999.

                                  ARTICLE XXII
                             CLASS I PREFERRED STOCK

         The terms of the Class I Preferred Stock (including the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as set forth in the Articles Supplementary relating to the Class I Preferred Stock, as filed with the SDAT on May 25, 1999 at 1:24 p.m.

                                  * * * * * * *


         THIRD: The Board of Directors of the Corporation at a meeting or by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation Law adopted a resolution that set forth and approved the foregoing restatement of the Charter.

         FORTH: The Charter of the Corporation is not amended by these Articles of Amendment and Restatement; provided, however, consistent with Section 2-608(b)(7) of the Maryland General Corporation Law, the current number and names of directors are provided in the last sentence of Section 2 of Article VI of the restated Charter of the Corporation.

         IN WITNESS WHEREOF, APARTMENT INVESTMENT AND MANAGEMENT COMPANY has caused these presents to be signed in its name and on its behalf by its Vice Chairman and President and witnessed by its Secretary on April 21, 1999.

WITNESS:                                  APARTMENT INVESTMENT AND
                                          MANAGEMENT COMPANY

/s/ JOEL F. BONDER                         By: /s/ PETER K. KOMPANIEZ
--------------------------------              ----------------------------------
Joel F. Bonder,                               Peter K. Kompaniez,
Secretary                                     Vice Chairman and President

         THE UNDERSIGNED, Vice Chairman and President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the foregoing Articles of Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                /s/ PETER K. KOMPANIEZ
                                              ----------------------------------
                                              Peter K. Kompaniez,
                                              Vice Chairman and President

                             ARTICLES SUPPLEMENTARY

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 CLASS B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)


         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 750,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class B Cumulative Convertible Preferred Stock and has provided for the issuance of such class.

         SECOND: The reclassification increases the number of shares classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 750,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 10,000,000 shares immediately prior to the reclassification to 9,250,000 shares immediately after the reclassification. The number of shares classified as Class B Cumulative Convertible Preferred Stock may be decreased pursuant to Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

         THIRD: The terms of the Class B Cumulative Convertible Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

         1.       NUMBER OF SHARES AND DESIGNATION.

         This class of Preferred Stock shall be designated as Class B Cumulative Convertible Preferred Stock (the "Class B Preferred Stock") and Seven Hundred Fifty Thousand (750,000) shall be the authorized number of shares of such Class B Preferred Stock constituting such class.

         2.       DEFINITIONS.

         For purposes of the Class B Preferred Stock, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Base Common Stock Dividend" shall have the meaning set forth in paragraph (a) of Section 9 of this Article.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class B Preferred Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Call Date" shall have the meaning set forth in paragraph (b) of
         Section 5 of this Article.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class B Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which outstanding shares of Common Stock shall be reclassified.

         "Conversion Price" shall mean the conversion price per share of Common Stock for which each share of Class B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to paragraph (d) of
         Section 7 of this Article. The initial Conversion Price shall be $30.45 (equivalent to an initial conversion rate of 3.28407 shares of Common Stock for each share of Class B Preferred Stock).

         "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

         "distribution" shall have the meaning set forth in paragraph (d)(iii) of Section 7 of this Article.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, (a) the date that cash dividends are paid on the Common Stock with respect to such Dividend Period; or (b) if such dividends have not been paid on the Common Stock by 9:00 a.m., New York City time, on the sixtieth day from and including the last day of such Dividend Period, then on such day; provided, further, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class B Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Call Date with respect to the Class B Preferred Stock being redeemed.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 11.3(A) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

         "Issue Date" shall mean August 4, 1997.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including September 30, 1997.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 of this Article.

         "Look-Through Entity" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of
         (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) by the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Look-Through Entity.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 of this Article.

         "Person" shall mean (a) for purposes of Section 11 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 11.3(A) of this Article.

         "REIT" shall mean a "real estate investment trust" as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 8 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day", as to any securities, shall mean any day on which such securities are traded on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, the NASDAQ National Market or, if such securities are not listed or admitted for trading on the NASDAQ National Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transaction" shall have the meaning set forth in paragraph (e) of
         Section 7 of this Article.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class B Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class B Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class B Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class B Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class B Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class B Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 11.3 of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 9 of this Article.

         3.       DIVIDENDS.

                  (a) The holders of Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class B Preferred Stock equal to the greater of (i) the base dividend of $1.78125 per quarter (the "Base Rate") or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Class B Preferred Stock is convertible. The dividends payable with respect to the Initial Dividend Period shall be determined solely by reference to the Base Rate. The amount referred to in clause (ii) of this paragraph (a) with respect to each succeeding Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of shares of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Class B Preferred Stock would be convertible at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the aggregate cash dividends payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as of the record date for the payment of dividends on the Common Stock with respect to such Dividend Period. If (A) the Corporation pays a cash dividend on the Common Stock after the

Dividend Payment Date for the corresponding Dividend Period and (B) the dividend on the Class B Preferred Stock for such Dividend Period calculated pursuant to clause (ii) of this paragraph (a), taking into account the Common Stock dividend referenced in clause (A), exceeds the dividend previously declared on the Class B Preferred Stock for such Dividend Period, the Corporation shall pay an additional dividend to the holders of the Class B Preferred Stock on the date that the Common Stock dividend referenced in clause (A) is paid, in an amount equal to the difference between the dividend calculated pursuant to clause (B) and the dividends previously declared on the Class B Preferred Stock with respect to such Dividend Period. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Class B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date fixed by the Board of Directors which shall be not more than 60 days prior to the applicable Dividend Payment Date and, within such 60 day period, shall be the same date as the record date for the regular quarterly dividend payable with respect to the Common Stock for the Dividend Period to which such Dividend Payment Date relates (or, if there is no such record date for Common Stock, then such date as the Board of Directors may fix). Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

                  Upon a final administrative determination by the Internal Revenue Service that the Corporation does not qualify as a real estate investment trust in accordance with Section 856 of the Code, the Base Rate set forth in (a)(i) will be increased to $3.03125 until such time as the Corporation regains its status as a real estate investment trust; provided, however, that if the Corporation contests its loss of real estate investment trust status in Federal Court, following its receipt of an opinion of nationally recognized tax counsel to the effect that there is a reasonable basis to contest such loss of status, the Base Rate shall not be increased during the pendency of such judicial proceeding; provided further, however, that upon a final judicial determination in Federal Tax Court, Federal District Court or the Federal Claims Court that the Corporation does not qualify as a real estate investment trust, the Base Rate will be increased as stated above from the date of such judicial determination.

                  (b) The amount of dividends payable per share of Class B Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class B Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Class B Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Class B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class B Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Class B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Class B Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Class B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Class B Preferred Stock and the current dividend period with respect to such Parity Stock.

         4.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class B Preferred Stock shall be entitled to receive One Hundred Dollars ($100) per share of Class B Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class B Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class B Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class B Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class B Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5.       REDEMPTION AT THE OPTION OF THE CORPORATION.

                  (a) Shares of Class B Preferred Stock shall not be redeemable by the Corporation prior to August 4, 2002. On and after August 4, 2002, the Corporation, at its option, may redeem shares of Class B Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accrued and unpaid dividends to the Call Date.

                  (b) Shares of Class B Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                  (c) If full cumulative dividends on all outstanding shares of Class B Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Class B Preferred Stock may be redeemed unless all outstanding shares of Class B Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class B Preferred Stock.

                  (d) If the Corporation shall redeem shares of Class B Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Class B Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered for cash; and (4) the then-current Conversion Price. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class B Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class B Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class B Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Class B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class B Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

         As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class B Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class B Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class B Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class B Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

         6.       STATUS OF REACQUIRED STOCK.

         All shares of Class B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including shares of Class B Preferred Stock which have been surrendered for conversion into Common Stock) shall be returned to the status of authorized, but unissued shares of Class B Preferred Stock.

         7.       CONVERSION.

         At any time on or after August 4, 1998. Holders of shares of Class B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Class B Preferred Stock shall have the right, at such holder's option, at any time on or after August 4, 1998 to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock per each share of Class B Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) per share of Class B Preferred Stock by the Conversion Price (as in effect at the time and on the date provided for in the last subparagraph of paragraph (b) of this Section 7) and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Class B Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of cash payable upon such redemption under Section 5 of this Article.

                  (b) In order to exercise the conversion right, the holder of each share of Class B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Class B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         Holders of shares of Class B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of certificates for shares of Class B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Class B Preferred Stock in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Class B Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Class B Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Class B Preferred Stock and the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

                  (c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Class B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Class B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class B Preferred Stock so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) If the Corporation shall after the Issue Date (A)
pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                           (ii) If the Corporation shall issue after the Issue
Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such Fair Market Value from the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                           (iii) If the Corporation shall after the Issue Date
make a distribution on its Common Stock other than in cash or shares of Common Stock (including any distribution in securities (other than rights, options or warrants referred to in paragraph (d)(ii) of this Section 7)) (each of the foregoing being referred to herein as a "distribution"), then the Conversion Price in effect at the opening of business on the next day following the record date for determination of stockholders entitled to receive such distribution shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the difference between (X) the number of shares of Common Stock outstanding on the close of business on the record date and (Y) the number of shares determined by dividing (aa) the aggregate value of the property being distributed by (bb) the Fair Market Value per share of Common Stock on the record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the record date. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors; provided, however, if the property being distributed is a publicly traded security, its value shall be calculated in accordance with the procedure for calculating the Fair Market Value of a share of Common Stock (calculated for a period of five consecutive Trading Days commencing on the twentieth Trading Day after the distribution). Neither the issuance by the Corporation of rights, options or warrants to subscribe for or purchase securities of the Corporation nor the exercise thereof shall be deemed a distribution under this paragraph.

                           (iv) If after the Issue Date the Corporation shall
acquire, pursuant to an issuer or self tender offer, all or any portion of the outstanding Common Stock and such tender offer involves the payment of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors), at the last time (the "Expiration Time") tenders may be made pursuant to such offer, that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price in effect on the opening of business on the day next succeeding the Expiration

Time shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be (X) the number of shares of Common Stock outstanding (including the shares acquired in the tender offer (the "Acquired Shares")) immediately prior to the Expiration Time, multiplied by (Y) the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the sum of
(XX) the fair market value (determined as aforesaid) of the aggregate consideration paid to acquire the Acquired Shares and (YY) the product of (I) the number of shares of Common Stock outstanding (less any Acquired Shares) at the Expiration Time, multiplied by (II) the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time.

                           (v) No adjustment in the Conversion Price shall be
required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of (A) any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Common Stock under such plan or (B) any options, rights or shares of Common Stock pursuant to any stock option, stock purchase or other stock-based plan maintained by the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this
Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for at least 30% of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Class B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Class B Preferred Stock was convertible immediately prior to such Transaction (without giving effect to any Conversion Price adjustment pursuant to Section 7(d)(iv) of this Article). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Preferred Stock that will contain provisions enabling the holders of the Class B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f) If:

                           (i) the Corporation shall declare a dividend (or any
other distribution) on the Common Stock (other than cash dividends and cash distributions); or

                           (ii) the Corporation shall authorize the granting to
all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                           (iii) there shall be any reclassification of the
outstanding Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, an issuer or self tender offer shall have been commenced for at least 30% of the outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor shall have been adopted), or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                           (iv) there shall occur the voluntary or involuntary
liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Class B Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Class B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Class B Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

                  (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Class B Preferred Stock, the Conversion Price for the Class B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

                  (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Class B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Class B Preferred

Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder (and without regard to the Ownership Limit set forth in the Charter of the Corporation).

         The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Class B Preferred Stock shall be validly issued, fully paid and nonassessable.

         The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the shares of Class B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

                  (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Class B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Class B Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (m) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

                  (n) Notwithstanding anything to the contrary contained in this
Section 7, conversion of Class B Preferred Stock pursuant to this Section 7 shall be permitted only to the extent that such conversion would not result in a violation of the Ownership Restrictions (as defined in the Charter), after taking into account any waiver of such limitation granted to any holder of the shares of Class B Preferred Stock.

         8.       RANKING.

         Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Class B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class B Preferred Stock ("Senior Stock");

                  (b) on a parity with the Class B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class B Preferred Stock, if the holders of such class of stock or series and the Class B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

                  (c) junior to the Class B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

         9.       VOTING.

                  (a) If and whenever (i) six quarterly dividends (whether or not consecutive) payable on the Class B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Corporation fails to pay dividends on the Common Stock in an amount per share at least equal to $0.4625 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 7(d) of this Article) (the "Base Common Stock Dividend") the number of directors then constituting the Board of Directors shall be increased by two (in the case of an arrearage in dividends described in clause (i)) or one additional director (in the case of an arrearage in dividends described in clause (ii)) (in each case if not already increased by reason of similar types of provisions with respect to Voting Preferred Stock (as defined below)) and the holders of shares of Class B Preferred Stock, together with the holders of shares of every other series or class of Parity Stock (any other such series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors (in the case of an arrearage in dividends described in clause (i)) or one (in the case of an arrearage in dividends described in clause
(ii)) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class B Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever (1) in the case of an arrearage in dividends described in clause (i), all arrears in dividends on the Class B Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or (2) in the case of an arrearage in dividends described in clause (ii), the Corporation makes a quarterly dividend payment on the Common Stock in an amount per share equal to or exceeding the Base Common Stock Dividend, then the right of the holders of the Class B Preferred Stock and the Voting Preferred Stock to elect such additional two directors (in the case of an arrearage in dividends described in clause (i)) or one additional director (in the case of an arrearage in dividends described in clause (ii)) shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all Persons elected as directors by the holders of the Class B Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class B Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class B Preferred Stock and of the Voting Preferred Stock for the election of the two directors (in the case of an arrearage in dividends described in clause (i)) or one director (in the case of an arrearage in dividends described in clause (ii)) to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors or director elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class B Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class B Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (b) So long as any shares of Class B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class B Preferred Stock, given in Person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i) Any amendment, alteration or repeal of any of the
provisions of these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class B Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class B Preferred Stock; or

                           (ii) The authorization, creation of, the increase in
the authorized amount of, or issuance of , any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock (whether or not such class of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Class B Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

         For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class B Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class B Preferred Stock as a single class on any matter, then the Class B Preferred Stock and such other class or series shall have with respect to such matters one (1) vote per $100 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Class B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         10.      RECORD HOLDERS.

         The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         11.1     RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

                  (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in
Section 11.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class B Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class B Preferred Stock in excess of the Look-Through Ownership Limit.

                  (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class B Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class B Preferred Stock.

                  (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class B Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class B Preferred Stock.

                  (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 11.8 from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class B Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class B Preferred Stock.

                  (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class B Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class B Preferred Stock.

                  (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class B Preferred Stock that is null and void under Sections 11.1(B), (C),
(D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class B Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class B Preferred Stock in the same or any other related transaction.

         11.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section

11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class B Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class B Preferred Stock acquired in violation of Section 11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section
11.3 of this Article; provided, further, that the provisions of this Section
11.2 shall be subject to the provisions of Section 11.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class B Preferred Stock that is expressly authorized pursuant to
Section 11.8(d) of this Article.

         11.3.  TRANSFER IN TRUST.

                  (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class B Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class B Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 11.8 of this Article, such shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the Excess

Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.

                  (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                  (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class B Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 11.3(E), the Prohibited Transferee shall have no rights in the Class B Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class B Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class B Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class B Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class B Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class B Preferred Stock for the benefit of the Charitable Beneficiary.

                  (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited

Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 11.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class B Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class B Preferred Stock on behalf of the Corporation.

                  (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class B Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                  (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class B Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         11.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class B Preferred Stock in violation of Section
11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         11.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class B Preferred Stock will be required to provide certain information as set out below.

                  (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class B Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class B Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class B Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class B Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to
(i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class B Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 11.5 from the Beneficial Owner.

                  (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class B Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class B Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class B Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         11.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

         11.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         11.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.

                  (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                  (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class B Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class B Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

                  (C) UNDERWRITERS. For a period of 270 days following the purchase of Class B Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class B Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class B Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class B Preferred Stock purchased in connection with market making activities.

         11.9 LEGEND. Each certificate for Class B Preferred Stock shall bear the following legend:

                       "The shares of Class B Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class B Preferred Stock). Any Person that attempts to Beneficially Own shares of Class B Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class B Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class B Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         11.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         11.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

         11.12 SETTLEMENT. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         FOURTH: The terms of the Class B Cumulative Convertible Preferred Stock set forth in Article Third hereof shall become Article XIII of the Charter.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on August 1, 1997.

WITNESS:                                      APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY


/s/ Leeann Morein                             /s/ Patricia K. Heath
Leeann Morein,                                Patricia K. Heath,
Secretary                                     Vice President


         THE UNDERSIGNED, Vice President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                              /s/ Patricia K. Heath
                                              Patricia K. Heath,
                                              Vice President

                           ARTICLES SUPPLEMENTARY
                 APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                      CLASS C CUMULATIVE PREFERRED STOCK
                          (PAR VALUE $.01 PER SHARE)

    APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 2,760,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class C Cumulative Preferred Stock and has provided for the issuance of such class.

    SECOND: The reclassification increases the number of shares classified as Class C Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 2,760,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 9,250,000 shares immediately prior to the reclassification to 6,490,000 shares immediately after the reclassification. The number of shares classified as Class C Cumulative Preferred Stock may be decreased pursuant to Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

    THIRD: The terms of the Class C Cumulative Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

    1.   NUMBER OF SHARES AND DESIGNATION.

    This class of Preferred Stock shall be designated as Class C Cumulative Preferred Stock (the "Class C Preferred Stock") and Two Million Seven Hundred Sixty Thousand (2,760,000) shall be the authorized number of shares of such Class C Preferred Stock constituting such class.

    2.   DEFINITIONS.

    For purposes of the Class C Preferred Stock, the following terms shall have the meanings indicated:

    "ACT" shall mean the Securities Act of 1933, as amended.

    "AFFILIATE" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

    "AGGREGATE VALUE" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

    "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by
Section 856(d)(5) of the Code, PROVIDED that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of "Person" shall be disregarded. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

    "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class C Preferred Stock.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

    "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    "CLASS C PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

    "COMMON STOCK" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which outstanding shares of Common Stock shall be reclassified.

    "DIVIDEND PAYMENT DATE" shall mean January 15, April 15, July 15 and October 15 of each year; provided, further, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

    "DIVIDEND PERIODS" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class B Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class C Preferred Stock being redeemed.

    "EQUITY STOCK" shall mean one or more shares of any class of capital stock of the Corporation.

    "EXCESS TRANSFER" has the meaning set forth in Section 10.3(A) of this Article.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "ISSUE DATE" shall mean December 23, 1997(1).

    "INITIAL DIVIDEND PERIOD" shall mean the period commencing on and including the Issue Date and ending on and including April 14, 1998.

    "INITIAL HOLDER" shall mean Terry Considine.

    "INITIAL HOLDER LIMIT" shall mean a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the thencurrent Initial Holder Limit applicable to the Initial Holder.

    "JUNIOR STOCK" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Class C Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

    "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) described in
Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or
(ii) registered under the Investment Company Act of 1940.

    "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) by the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Look-Through Entity.

    "MARKET PRICE" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the overthecounter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "OUTSTANDING" shall mean issued and outstanding shares of Equity Stock of the Corporation, PROVIDED that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

    "OWNERSHIP LIMIT" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class C Preferred Stock that are Beneficially Owned by the Person.

    "OWNERSHIP RESTRICTIONS" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

    "PARITY STOCK" shall have the meaning set forth in paragraph (b) of Section 7 of this Article. The Class B Preferred Stock shall be a Parity Stock.

    "PERSON" shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

    "PROHIBITED TRANSFEREE" has the meaning set forth in Section 10.3(A) of this Article.

    "REDEMPTION DATE" shall have the meaning set forth in paragraph (b) of
Section 5 of this Article.

    "REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

    "SENIOR STOCK" shall have the meaning set forth in paragraph (a) of Section 7 of this Article.

    "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

    "TRADING DAY", as to any securities, shall mean any day on which such securities are traded on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, the NASDAQ

National Market or, if such securities are not listed or admitted for trading on the NASDAQ National Market, in the securities market in which such securities are traded.

    "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class C Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class C Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class C Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class C Preferred Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

    "TRANSFER AGENT" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class C Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class C Preferred Stock.

    "TRUST" shall mean the trust created pursuant to Section 10.3 of this Article.

    "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

    "VOTING PREFERRED STOCK" shall have the meaning set forth in Section 8 of this Article.

    3.   DIVIDENDS.

         (a) The holders of Class C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class C Preferred Stock equal to $2.25 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on April 15, 1998. Each such dividend shall be payable in arrears to the holders of record of the Class C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable per share of Class C Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30day months and a 360day year. Holders of Class C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class C Preferred Stock that may be in arrears.

         (c) So long as any of the shares of Class C Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Class C Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class C Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class C Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

         (d) So long as any of the shares of Class C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Class C Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Class C Preferred Stock.

         Notwithstanding the provisions of this Section 3(d), the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) or redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

    4.   LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class C Preferred Stock shall be entitled to receive TwentyFive Dollars ($25) per share of Class C Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class C Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

         (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class C Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class C Preferred Stock and any Parity Stock shall not be entitled to share therein.

    5. REDEMPTION AT THE OPTION OF THE CORPORATION.

         (a) Shares of Class C Preferred Stock shall not be redeemable by the Corporation prior to December 23, 2002(2) except as set forth in Section 10.2 of this Article. On and after December 23, 2002(3), the Corporation, at its option, may redeem shares of Class C Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Date"). In connection with any redemption pursuant to this Section 5(a), the redemption price of the Class C Preferred Stock (other than any portion thereof consisting of accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership") of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, 'capital shares' means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

         (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

         (c) If full cumulative dividends on all outstanding shares of Class C Preferred Stock have not been paid or declared and set apart for payment, no shares of Class C Preferred Stock may be redeemed unless all outstanding shares of Class C Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class C Preferred Stock.

         (d) If the Corporation shall redeem shares of Class C Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation.
 Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of Class C Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; and (3) the place or places at which certificates for such shares are to be surrendered for cash. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class C Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class C Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class C Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class C Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class C Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Class C Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class C Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

    As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class C Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class C Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class C Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class C Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

    6.   STATUS OF REACQUIRED STOCK.

    All shares of Class C Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized, but unissued shares of Class C Preferred Stock.

    7.   RANKING.

    Any class or series of capital stock of the Corporation shall be deemed to rank:

         (a) prior or senior to the Class C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class C Preferred Stock ("Senior Stock");

         (b) on a parity with the Class C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class C Preferred Stock, if the holders of such class of stock or series and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

         (c) junior to the Class C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Class C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

    8.   VOTING.

         (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class C Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class C Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class C Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class C Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class C Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all Persons elected as directors by the holders of the Class C Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class C Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class C Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class C Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the thenremaining director elected by the holders of the Class C Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         (b) So long as any shares of Class C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Class C Preferred Stock voting as a single class with the holders of all other classes or series of Preferred Stock entitled to vote on such matters, given in Person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary, the Charter or the ByLaws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class C Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class C Preferred Stock; or

              (ii) The authorization, creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock (whether or not such class of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class C Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Class C Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

    For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class C Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class C Preferred Stock as a single class on any matter, then the Class C Preferred Stock and such other class or series shall have with respect to such matters one quarter of one (.25) vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Class C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

    9.   RECORD HOLDERS.

    The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

    10.1 RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

    (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in Section 10.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class C Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class C Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class C Preferred Stock in excess of the Look-Through Ownership Limit.

          (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in
Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class C Preferred Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Class C Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class C Preferred Stock.

          (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in
Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class C Preferred Stock in excess of the Initial Holder Limit shall be void AB INITIO as to the Transfer of such shares of Class C Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class C Preferred Stock.

          (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 10.8 from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class C Preferred Stock in excess of the Look-Through Ownership limit shall be void AB INITIO as to the Transfer of such shares of Class C Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class C Preferred Stock.

          (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of Class C Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class C Preferred Stock.

          (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class C Preferred Stock that is null and void under Sections 10.1(B), (C), (D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class C Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class C Preferred Stock in the same or any other related transaction.

    10.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class C Preferred Stock in violation of Section 10.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of longterm indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class C Preferred Stock acquired in violation of Section
10.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 10.1 of this Article, regardless of any action (or nonaction) by the Board of Directors or such committee, (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in Section 10.3 of this Article; PROVIDED, FURTHER, that the provisions of this Section 10.2 shall be subject to the provisions of Section
10.12 of this Article; PROVIDED, FURTHER, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class C Preferred Stock that is expressly authorized pursuant to Section 10.8(d) of this Article.

    10.3.  TRANSFER IN TRUST.

          (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class C Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class C Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class C Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class C Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in Section 10.8 of this Article, such shares of Class C Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

          (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

          (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class C Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10.3(E), the Prohibited Transferee shall have no rights in the Class C Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

          (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class C Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class C Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of Class C Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class C Preferred Stock have been transferred to the Trustee will be rescinded as void AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class C Preferred Stock for the benefit of the Charitable Beneficiary.

          (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 10.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class C Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class C Preferred Stock on behalf of the Corporation.

          (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class C Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

          (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class C Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    10.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class C Preferred Stock in violation of Section 10.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

    10.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class C Preferred Stock will be required to provide certain information as set out below.

          (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class C Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class C Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class C Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class C Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to
(i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class C Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10.5 from the Beneficial Owner.

          (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class C Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class C Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class C Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

    10.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

    10.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

    10.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 10.1 of this Article.

    (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

    (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class C Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class C Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

          (C) UNDERWRITERS. For a period of 270 days following the purchase of Class C Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class C Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class C Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class C Preferred Stock purchased in connection with market making activities.

    10.9 LEGEND. Each certificate for Class C Preferred Stock shall bear the following legend:

              "The shares of Class C Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class C Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

    10.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    10.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

    10.12 SETTLEMENT. Nothing in this Section 10 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system.

    FOURTH: The terms of the Class C Cumulative Preferred Stock set forth in Article Third hereof shall become Article XIV of the Charter.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on December 19, 1997.

WITNESS:                                              APARTMENT INVESTMENT AND
                                                      MANAGEMENT COMPANY

/s/ Leeann Morein                                     /s/ Terry Considine
-----------------------                               --------------------------
Leeann Morein,                                        Terry Considine
Secretary                                             Chairman


    THE UNDERSIGNED, Chairman of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                      /s/ Terry Considine

                                                      Terry Considine
                                                      -----------------------
                                                      Chairman

                           CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                      CLASS C CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)
                                       OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                            (A MARYLAND CORPORATION)


     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Articles Supplementary, dated December, 1997, of the Corporation relating to its Class C Cumulative Preferred Stock (par value $.01 per share) were filed with the State Department of Assessments and Taxation of Maryland on December 22, 1997, and said Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: ARTICLE FIRST of the Articles Supplementary as previously filed and to be corrected hereby read as follows:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 2,300,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class C Cumulative Preferred Stock and has provided for the issuance of such class.

     THIRD: ARTICLE FIRST of the Articles Supplementary as corrected hereby is as follows:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 2,760,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class C Cumulative Preferred Stock and has provided for the issuance of such class.

     FOURTH: The inaccuracy or defect in ARTICLE FIRST of the Articles Supplementary as previously filed is that ARTICLE FIRST contained the wrong number of shares classified as Class C Cumulative Preferred Stock.

       FIFTH: ARTICLE SECOND of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

              SECOND: The reclassification increases the number of shares classified as Class C Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 2,300,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 9,250,000 shares immediately prior to the reclassification to 6,950,000 shares immediately after the reclassification. The number of shares classified as Class C Cumulative Preferred Stock may be decreased pursuant to Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

       SIXTH: ARTICLE SECOND of the Articles Supplementary as corrected hereby is as follows:

              SECOND: The reclassification increases the number of shares classified as Class C Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 2,760,00 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 9,250,000 shares immediately prior to the reclassification to 6,490,000 shares immediately after the reclassification. The number of shares classified as Class C Cumulative Preferred Stock may be decreases pursuant to Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

       SEVENTH: The inaccuracies or defects in ARTICLE SECOND of the Articles Supplementary as previously filed are that ARTICLE SECOND contained the wrong number of shares classified as Class C Cumulative Preferred Stock immediately after the reclassification and the wrong number of shares classified as Preferred Stock, par value $.01 per share, immediately after the reclassification.

       EIGHTH: Section 1 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

       1.  Number of Shares and Designation.

              This class of Preferred Stock shall be designated as Class C Cumulative Preferred Stock (the "Class C Preferred Stock") and Two Million Three Hundred Thousand (2,300,000) shall be the authorized number of shares of such Class C Preferred Stock constituting such class.

     NINTH: The first paragraph of Section 1 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

     1. Number of Shares and Designation.

          This class of Preferred Stock shall be designated as Class C Cumulative Preferred Stock (the "Class C Preferred Stock") and Two Million Seven Hundred Sixty Thousand (2,760,000) shall be the authorized number of shares of such Class C Preferred Stock constituting such class.

     TENTH: The inaccuracy or defect in Section 1 of ARTICLE THIRD of the Articles Supplementary as previously filed is that Section 1 of ARTICLE FIRST contained the wrong number of shares classified as Class C Cumulative Preferred Stock.

     ELEVENTH: The definition of "Dividend Periods" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

     "DIVIDEND PERIODS" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class B Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class C Preferred Stock being redeemed.

     TWELFTH: The definition of "Dividend Periods" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

     "DIVIDEND PERIODS" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class C Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class C Preferred Stock being redeemed.

     THIRTEENTH: The inaccuracy or defect in the definition of "Dividend Periods" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed is that the reference to "Class B Preferred Stock" in the fifth line thereof should be to "Class C Preferred Stock."

     FOURTEENTH: The definition of "Initial Holder Limit" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

     "INITIAL HOLDER LIMIT" shall mean a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors' a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

     FIFTEENTH: The definition of "Initial Holder Limit" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

     "INITIAL HOLDER LIMIT" shall mean a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class C Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

     SIXTEENTH: The inaccuracy or defect in the definition of "Initial Holder Limit" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed is that the reference to "Class B Preferred Stock" in the fourth and fifth lines thereof should be to "Class C Preferred Stock."

     SEVENTEENTH: The definition of "Look-Through Ownership Limit" contained in
Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

     "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over
     (y) by the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Look-Through Entity.

     EIGHTEENTH: The definition of "Look-Through Ownership Limit" contained in
Section 2 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

     "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class C Preferred Stock of the Corporation having an Aggregate Value not in excess of the (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) by the Aggregate Value of all shares of Equity Stock other than Class C Preferred Stock that are Beneficially Owned by the Look-Through Entity.

     NINETEENTH: The inaccuracy or defect in the definition of "Look-Through Ownership Limit" contained in Section 2 of ARTICLE THIRD of the Articles Supplementary as previously filed is that the reference to "Class B Preferred Stock" in the fifth line thereof should be to "Class C Preferred Stock."

     TWENTIETH: The provision in the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on December ____, 1997.

     TWENTY-FIRST: The provision in the Articles Supplementary as corrected hereby is as follows:

          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on December 22, 1997.

     TWENTY-SECOND: The inaccuracy or defect in the provision of the Articles Supplementary as previously filed is that such statement failed to state correctly the date such Articles were signed.

     IN WITNESS WHEREOF, Apartment Investment and Management Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on February 17, 1998.

WITNESS:                                     APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY

/s/ LEEANN MOREIN                            By:  TERRY CONSIDINE
-----------------------------                -----------------------------
Leeann Morein, Secretary                     Terry Considine, Chairman


     The undersigned, Chairman of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/ TERRY CONSIDINE
                                             -----------------------------
                                             Terry Considine, Chairman

                            ARTICLES SUPPLEMENTARY

                 APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                      CLASS D CUMULATIVE PREFERRED STOCK
                          (PAR VALUE $.01 PER SHARE)

     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 4,600,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class D Cumulative Preferred Stock and has provided for the issuance of such class.

     SECOND: The reclassification increases the number of shares classified as Class D Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 4,600,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 6,490,000 shares immediately prior to the reclassification to 1,890,000 shares immediately after the reclassification. The number of shares classified as Class D Cumulative Preferred Stock may be decreased pursuant to Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

     THIRD: The terms of the Class D Cumulative Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

     1.   NUMBER OF SHARES AND DESIGNATION.

     This class of Preferred Stock shall be designated as Class D Cumulative Preferred Stock (the "Class D Preferred Stock") and Four Million Six Hundred Thousand (4,600,000) shall be the authorized number of shares of such Class D Preferred Stock constituting such class.

     2.   DEFINITIONS.

     For purposes of the Class D Preferred Stock, the following terms shall have the meanings indicated:

     "ACT" shall mean the Securities Act of 1933, as amended.

     "AFFILIATE" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     "AGGREGATE VALUE" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

     "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, PROVIDED that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of "Person" shall be disregarded. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class D Preferred Stock.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

     "CLASS D PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

     "COMMON STOCK" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which outstanding shares of Common Stock shall be reclassified.

     "DIVIDEND PAYMENT DATE" shall mean January 15, April 15, July 15 and October 15 of each year; provided, further, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

     "DIVIDEND PERIODS" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class D Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class D Preferred Stock being redeemed.

     "EQUITY STOCK" shall mean one or more shares of any class of capital stock of the Corporation.

     "EXCESS TRANSFER" has the meaning set forth in Section 10.3(A) of this Article.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "ISSUE DATE" shall mean February 19, 1998.

     "INITIAL DIVIDEND PERIOD" shall mean the period commencing on and including the Issue Date and ending on and including April 14, 1998.

     "INITIAL HOLDER" shall mean Terry Considine.

     "INITIAL HOLDER LIMIT" shall mean a number of the Outstanding shares of Class D Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class D Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the thencurrent Initial Holder Limit applicable to the Initial Holder.

     "JUNIOR STOCK" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Class D Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) described in
     Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

     "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class D Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over
     (y) by the Aggregate Value of all shares of Equity Stock other than Class D Preferred Stock that are Beneficially Owned by the Look-Through Entity.

     "MARKET PRICE" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the overthecounter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of

     Directors of the Company. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "OUTSTANDING" shall mean issued and outstanding shares of Equity Stock of the Corporation, PROVIDED that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

     "OWNERSHIP LIMIT" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class D Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class D Preferred Stock that are Beneficially Owned by the Person.

     "OWNERSHIP RESTRICTIONS" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

     "PARITY STOCK" shall have the meaning set forth in paragraph (b) of Section 7 of this Article. The Class B Preferred Stock and the Class C Preferred Stock shall each be a Parity Stock.

     "PERSON" shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

     "PROHIBITED TRANSFEREE" has the meaning set forth in Section 10.3(A) of this Article.

     "REDEMPTION DATE" shall have the meaning set forth in paragraph (b) of
     Section 5 of this Article.

     "REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

     "SENIOR STOCK" shall have the meaning set forth in paragraph (a) of Section 7 of this Article.

     "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class D Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "TRADING DAY", as to any securities, shall mean any day on which such securities are traded on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, the NASDAQ National Market or, if such securities are not listed or admitted for trading on the NASDAQ National Market, in the securities market in which such securities are traded.

     "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class D Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class D Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class D Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class D Preferred Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

     "TRANSFER AGENT" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class D Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class D Preferred Stock.

     "TRUST" shall mean the trust created pursuant to Section 10.3 of this Article.

     "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

     "VOTING PREFERRED STOCK" shall have the meaning set forth in Section 8 of this Article.

     3.   DIVIDENDS.

          (a) The holders of Class D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class D Preferred Stock equal to $2.1875 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on April 15, 1998. Each such dividend shall be payable in arrears to the holders of record of the Class D Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

          (b) The amount of dividends payable per share of Class D Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30day months and a 360day year. Holders of Class D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class D Preferred Stock that may be in arrears.

          (c) So long as any of the shares of Class D Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Class D Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class D Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class D Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

          (d) So long as any of the shares of Class D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Class D Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Class D Preferred Stock.

          Notwithstanding the provisions of this Section 3(d), the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) or redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

     4.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class D Preferred Stock shall be entitled to receive TwentyFive Dollars ($25) per share of Class D Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class D Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class D Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class D Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class D Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class D Preferred Stock and any Parity Stock shall not be entitled to share therein.

     5. REDEMPTION AT THE OPTION OF THE CORPORATION.

          (a) Shares of Class D Preferred Stock shall not be redeemable by the Corporation prior to February 19, 2003, except as set forth in Section 10.2 of this Article. On and after February 19, 2003, the Corporation, at its option, may redeem shares of Class D Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Date"). In connection with any redemption pursuant to this Section 5(a), the redemption price of the Class D Preferred Stock (other than any portion thereof consisting of accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or AIMCO Properties, L.P., a Delaware limited Partnership (the "Operating Partnership"), of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, 'capital shares' means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

          (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

          (c) If full cumulative dividends on all outstanding shares of Class D Preferred Stock have not been paid or declared and set apart for payment, no shares of Class D Preferred Stock may be redeemed unless all outstanding shares of Class D Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class D Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class D Preferred Stock.

          (d) If the Corporation shall redeem shares of Class D Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of Class D Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; and (3) the place or places at which certificates for such shares are to be surrendered for cash. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class D Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class D Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class D Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class D Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the

Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class D Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Class D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class D Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class D Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class D Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class D Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class D Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class D Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

     6.   STATUS OF REACQUIRED STOCK.

     All shares of Class D Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized, but unissued shares of Class D Preferred Stock.

     7.   RANKING.

     Any class or series of capital stock of the Corporation shall be deemed to rank:

          (a) prior or senior to the Class D Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class D Preferred Stock ("Senior Stock");

          (b) on a parity with the Class D Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class D Preferred Stock, if the holders of such class of stock or series and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

          (c) junior to the Class D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Class D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

     8.   VOTING.

          (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class D Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class D Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class D Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class D Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class D Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all Persons elected as directors by the holders of the Class D Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class D Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class D Preferred

Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class D Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class D Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class D Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining director elected by the holders of the Class D Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (b) So long as any shares of Class D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Class D Preferred Stock voting as a single class with the holders of all other classes or series of Preferred Stock entitled to vote on such matters, given in Person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary, the Charter or the ByLaws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class D Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class D Preferred Stock; or

               (ii) The authorization, creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock (whether or not such class of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class D Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Class D Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

     For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class D Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class D Preferred Stock as a single class on any matter, then the Class D Preferred Stock and such other class or series shall have with respect to such matters one quarter of one (.25) vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Class D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     9.   RECORD HOLDERS.

     The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     10.1 RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

          (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in Section 10.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class D Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class D Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class D Preferred Stock in excess of the Look-Through Ownership Limit.

          (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in
Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class D Preferred Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Class D Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class D Preferred Stock.

          (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in
Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class D Preferred Stock in excess of the Initial Holder Limit shall be void AB INITIO as to the Transfer of such shares of Class D Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class D Preferred Stock.

          (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 10.8 from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class D Preferred Stock in excess of the Look-Through Ownership limit shall be void AB INITIO as to the Transfer of such shares of Class D Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class D Preferred Stock.

          (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of Class D Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class D Preferred Stock.

          (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class D Preferred Stock that is null and void under Sections 10.1(B), (C), (D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class D Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class D Preferred Stock in the same or any other related transaction.

     10.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class D Preferred Stock in violation of Section 10.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of longterm indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class D Preferred Stock acquired in violation of Section 10.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 10.1 of this Article, regardless of any action (or nonaction) by the Board of Directors or such committee, (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in Section
10.3 of this Article; PROVIDED, FURTHER, that the provisions of this Section
10.2 shall be subject to the provisions of Section 10.12 of this Article; PROVIDED, FURTHER, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class D Preferred Stock that is expressly authorized pursuant to
Section 10.8(d) of this Article.

     10.3.  TRANSFER IN TRUST.

            (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class D Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class D Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class D Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class D Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in Section 10.8 of this Article, such shares of Class D Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

            (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

            (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class D Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10.3(E), the Prohibited Transferee shall have no rights in the Class D Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

            (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class D Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class D Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of Class D Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class D Preferred Stock have been transferred to the Trustee will be rescinded as void AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class D Preferred Stock for the benefit of the Charitable Beneficiary.

            (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 10.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class D Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class D Preferred Stock on behalf of the Corporation.

            (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class D Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

            (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class D Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

     10.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class D Preferred Stock in violation of Section 10.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

     10.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class D Preferred Stock will be required to provide certain information as set out below.

            (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class D Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class D Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class D Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class D Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class D Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10.5 from the Beneficial Owner.

            (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class D Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class D Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class D Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

     10.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

     10.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

     10.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 10.1 of this Article.

            (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

            (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class D Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class D Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

            (C) UNDERWRITERS. For a period of 270 days following the purchase of Class D Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class D Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class D Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class D Preferred Stock purchased in connection with market making activities.

     10.9 LEGEND. Each certificate for Class D Preferred Stock shall bear the following legend:

               "The shares of Class D Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class D Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

     10.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     10.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

     10.12 SETTLEMENT. Nothing in this Section 10 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system.

     FOURTH: The terms of the Class D Cumulative Preferred Stock set forth in Article Third hereof shall become Article XV of the Charter.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Secretary on February 17, 1998.


WITNESS:                               APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY

/s/ Leeann Morein                      /s/ Troy D. Butts
---------------------------            ------------------------------

Leeann Morein,                         Troy D. Butts
Secretary                              Senior Vice President and
                                       Chief Financial Officer


     THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Troy D. Butts
                                       -----------------------------------
                                       Troy D. Butts
                                       Senior Vice President and
                                       Chief Financial Officer

                               ARTICLES SUPPLEMENTARY

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                       CLASS G CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)


     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 4,050,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class G Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

     SECOND: The reclassification increases the number of shares classified as Class G Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 4,050,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 502,377,500 shares immediately prior to the reclassification to 498,327,500 shares immediately after the reclassification.

     THIRD: The terms of the Class G Cumulative Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

     1.  NUMBER OF SHARES AND DESIGNATION.

     This class of Preferred Stock shall be designated as Class G Cumulative Preferred Stock, par value $.01 per share (the "Class G Preferred Stock") and Four Million Fifty Thousand (4,050,000) shall be the authorized number of shares of such Class G Preferred Stock constituting such class.

     2.   DEFINITIONS.

     For purposes of the Class G Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall mean the Securities Act of 1933, as amended.

     "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

     "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner,""Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class G Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

"Class G Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

"Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which outstanding shares of Common Stock shall be reclassified.

"Dividend Payment Date" shall mean January 15, April 15, July 15 and October 15 of each year; provided, further, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

"Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class G Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class G Preferred Stock being redeemed.

"Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

"Excess Transfer" has the meaning set forth in Section 10.3(A) of this Article.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Issue Date" shall mean July 15, 1998.

"Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including October 15, 1998.

"Initial Holder" shall mean Terry Considine.

"Initial Holder Limit" shall mean a number of the Outstanding shares of Class G Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of

Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class G Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

"Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Class G Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

"Look-Through Entity" shall mean a Person that is either (i) described in
Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or
(ii) registered under the Investment Company Act of 1940.

"Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class G Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) by the Aggregate Value of all shares of Equity Stock other than Class G Preferred Stock that are Beneficially Owned by the Look-Through Entity.

"Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "Closing Price" on any date shall mean that last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

"NYSE" shall mean the New York Stock Exchange, Inc.

"Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

"Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class G Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class G Preferred Stock that are Beneficially Owned by the Person.

"Ownership Restrictions" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

"Parity Stock" shall have the meaning set forth in paragraph (b) of Section 7 of this Article. The Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock shall each be a Parity Stock.

"Person" shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

"Prohibited Transferee" has the meaning set forth in Section 10.3(A) of this Article.

"Redemption Date" shall have the meaning set forth in paragraph (b) of Section 5 of this Article.

"REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

"Senior Stock" shall have the meaning set forth in paragraph (a) of Section 7 of this Article.

"set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class G Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Trading Day", as to any securities, shall mean any day on which such securities are traded on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, the NASDAQ National Market or, if such securities are not listed or admitted for trading on the NASDAQ National Market, in the securities market in which such securities are traded.

"Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class G Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class G Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class G Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class G Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

"Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class G Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class G Preferred Stock.

"Trust" shall mean the trust created pursuant to Section 10.3 of this Article.

     "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

     "Voting Preferred Stock" shall have the meaning set forth in Section 8 of this Article.

     3.  DIVIDENDS.

         (a) The holders of Class G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class G Preferred Stock equal to $2.34375 per annum. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on October 15, 1998. Each such dividend shall be payable in arrears to the holders of record of the Class G Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

         (b) Any dividend payable on the Class G Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class G Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class G Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class G Preferred Stock that may be in arrears.

         (c) So long as any of the shares of Class G Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Class G Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class G Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class G Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

          (d) So long as any of the shares of Class G Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Class G Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Class G Preferred Stock.

          Notwithstanding the provisions of this Section 3(d), the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (ii) or redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

     4.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class G Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class G Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class G Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the

Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class G Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class G Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class G Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class G Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class G Preferred Stock and any Parity Stock shall not be entitled to share therein.

     5.   REDEMPTION AT THE OPTION OF THE CORPORATION.

          (a) Shares of Class G Preferred Stock shall not be redeemable by the Corporation prior to July 15, 2008, except as set forth in Section 10.2 of this Article. On and after July 15, 2008, the Corporation, at its option, may redeem shares of Class G Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Date"). In connection with any redemption pursuant to this
Section 5(a), the redemption price of the Class G Preferred Stock (other than any portion thereof consisting of accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or AIMCO Properties, L.P., a Delaware limited Partnership (the "Operating Partnership"), of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

          (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

     (c) If full cumulative dividends on all outstanding shares of Class G Preferred Stock have not been paid or declared and set apart for payment, no shares of Class G Preferred Stock may be redeemed unless all outstanding shares of Class G Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class G Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class G Preferred Stock.

     (d) If the Corporation shall redeem shares of Class G Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice of the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of Class G Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; and (3) the place or places at which certificates for such shares are to be surrendered for cash. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class G Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class G Preferred Stock called for redemption(except that, in the case of a Redemption Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class G Preferred Stock on the dividend record date will be entitled to such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class G Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class G Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Class G Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class G Preferred

Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class G Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class G Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class G Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class G Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class G Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

     6.   Status of Reacquired Stock.

     All shares of Class G Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized, but unissued shares of Class G Preferred Stock.

     7.   Ranking.

     Any class or series of capital stock of the Corporation shall be deemed to rank:

          (a) prior or senior to the Class G Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class G Preferred Stock ("Senior Stock");

          (b) on a parity with the Class G Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class G Preferred Stock, if the holders of such class of stock or series and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

       (c) junior to the Class G Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Class G Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

  8.   VOTING.

       (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class G Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class G Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class G Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class G Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class G Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all Persons elected as directors by the holders of the Class G Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class G Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class G Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class G Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class G Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class G Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class G Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (b) So long as any shares of Class G Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class G Preferred Stock voting as a single class with the holders of all other classes or series of Preferred Stock entitled to vote on such matters, given in Person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class G Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class G Preferred Stock; or

               (ii) The authorization, creation of, the increase in the authorized amount of, or issuance of any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock (whether or not such class of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class G Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Class G Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

     For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class G Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class G Preferred Stock as a single class on any matter, then the Class G Preferred Stock and such other class or series shall have with respect to such matters one quarter of one(.25) vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Class G Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     9.   RECORD HOLDERS.

     The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class G Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

     10.1 RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

          (A)  LIMITATION ON BENEFICIAL OWNERSHIP.  Except as provided in
Section 10.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class G Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class G Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class G Preferred Stock in excess of the Look-Through Ownership Limit.

          (B)  TRANSFERS IN EXCESS OF OWNERSHIP LIMIT.  Except as provided in
Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class G Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class G Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class G Preferred Stock.

          (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class G Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class G Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class G Preferred Stock.

          (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 10.8 from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class G Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class G

Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class G Preferred Stock.

     (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class G Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class G Preferred Stock.

     (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class G Preferred Stock that is null and void under Sections 10.1(B), (C), (D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class G Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class G Preferred Stock in the same or any other related transaction.

   10.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class G Preferred Stock in violation of Section 10.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class G Preferred Stock acquired in violation of Section 10.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of
Section 10.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 10.3 of this

Article; provided, further, that the provisions of this Section 10.2 shall be subject to the provisions of Section 10.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class G Preferred Stock that is expressly authorized pursuant to Section 10.8(d) of this Article.

     10.3. TRANSFER IN TRUST.

          (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class G Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class G Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class G Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class G Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 10.8 of this Article, such shares of Class G Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

          (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

          (C)  STATUS OF SHARES HELD BY THE TRUSTEE.   Shares of Class G
Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10.3(E), the Prohibited Transferee shall have no rights in the Class G Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

     (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class G Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class G Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class G Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class G Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class G Preferred Stock for the benefit of the Charitable Beneficiary.

          (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this
Section 10.3(E) or any application thereof is determined in a final judgement to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class G Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class G Preferred Stock on behalf of the Corporation.

          (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class G Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of
(i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and

(ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

              (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class G Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

       10.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class G Preferred Stock in violation of Section
10.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporations's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

       10.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class G Preferred Stock will be required to provide certain information as set out below.

              (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class G Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class G Preferred Stock Beneficially Owned, and a full description of how such shared are held. Each such record or Beneficial Owner of Class G Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class G Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and
(ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class G Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10.5 from the Beneficial Owner.

              (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class G Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class G Preferred Stock for a Beneficial

Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class G Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

     10.6 REMEDIES NOT LIMITED.    Nothing contained in this Article shall
limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

     10.7 AMBIGUITY.     In the case of an ambiguity in the application of any
of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

     10.8 EXPECTATIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 10.1 of this Article.

          (A)  WAIVER OF OWNERSHIP LIMIT.    The Board of Directors, upon
receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of
Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

          (B)  PLEDGE BY INITIAL HOLDER.     Notwithstanding any other
provision of this Article, the pledge by the Initial Holder of all or any portion of the Class G Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class G Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

          (C) UNDERWRITERS. For a period of 270 days following the purchase of Class G Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class G Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class G Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class G Preferred Stock purchased in connection with market making activities.

     10.9 LEGEND.   Each certificate for Class G Preferred Stock shall bear the following legend:

                    "The shares of Class G Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer.
     No person may Beneficially Own shares of Class G Cumulative Preferred
     Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class G Cumulative Preferred Stock). Any Person that attempts to Beneficially
     Own shares of Class G Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class G Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class G Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class G Cumulative Preferred Stock) or (ii) the shares of Class G Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

     10.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     10.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

     10.12     SETTLEMENT.    Nothing in this Section 10 of this Article shall
be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

     FOURTH:   The terms of the Class G Cumulative Preferred Stock set forth in
Article Third hereof shall become Article XVI of the Charter.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Secretary on July 13, 1998.

WITNESS:                                APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY


/s/ JOEL BONDER                         /s/ TROY D. BUTTS
------------------------------          -----------------------------
Joel Bonder                             Troy D. Butts
Secretary                               Senior Vice President and
                                        Chief Financial Officer


     THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ TROY D. BUTTS
                                        -----------------------------
                                        Troy D. Butts
                                        Senior Vice President and
                                        Chief Financial Officer

                              ARTICLES SUPPLEMENTARY


                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                       CLASS H CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

        APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

        FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 2,300,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class H Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

        SECOND: The reclassification increases the number of shares classified as Class H Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 2,300,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 498,327,500 shares immediately prior to the reclassification to 496,027,500 shares immediately after the reclassification.

        THIRD: The terms of the Class H Cumulative Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

        1.       NUMBER OF SHARES AND DESIGNATION.

        This class of Preferred Stock shall be designated as Class H Cumulative Preferred Stock, par value $.01 per share (the "Class H Preferred Stock") and Two Million Three Hundred Thousand (2,300,000) shall be the authorized number of shares of such Class H Preferred Stock constituting such class.

        2.       DEFINITIONS.

        For purposes of the Class H Preferred Stock, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (a) (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class H Preferred Stock; provided that, for purposes of paragraph (a) of
         Section 8 of this Article, the term "Board of Directors" shall not include any such committee.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class H Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation, and the Class B Common Stock, $.01 par value per share, of the Corporation and such other shares of the Corporation's capital stock into which outstanding shares of such Class A Common Stock or Class B Common Stock shall be reclassified.

         "Dividend Payment Date" shall mean January 15, April 15, July 15 and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class H Preferred Stock shall be redeemed pursuant to
         Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class H Preferred Stock being redeemed.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 10.3(A) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Issue Date" shall mean August 14, 1998.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including October 14, 1998.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class H Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of

         Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class H Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 7 of this Article.

         "Look-Through Entity" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class H Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class H Preferred Stock that are Beneficially Owned by the Look-Through Entity.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "Closing Price," when used with respect to a share of any Equity Stock and for any date, shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation. The term "Trading Day," when used with respect to the Closing Price of a share of any Equity Stock, shall mean (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Operating Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class H Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class H Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 7 of this Article.

         "Person" shall mean (a) for purposes of Section 10 of this Article,
         (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining

         Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 10.3(A) of this Article.

         "Redemption Date" shall have the meaning set forth in paragraph (a) of
         Section 5 of this Article.

         "REIT" shall mean a "real estate investment trust" as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 7 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class H Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class H Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class H Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class H Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class H Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class H Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class H Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 10.3 of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 8 of this Article.

         3.      DIVIDENDS.

                 (a) The holders of Class H Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class H Preferred Stock equal to $2.375 per annum (equivalent to 9 1/2% per annum of the per share Liquidation Preference (as hereinafter defined)). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on October 15, 1998. Each such dividend shall be payable in arrears to the holders of record of the Class H Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

                 (b) Any dividend payable on the Class H Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class H Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Class H Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class H Preferred Stock that may be in arrears.

                 (c) So long as any of the shares of Class H Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Class H Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Class H Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class H Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class H Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                 (d) So long as any of the shares of Class H Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class H Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class H Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

                 Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or
(ii) or redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

         4.      LIQUIDATION PREFERENCE.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class H Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class H Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class H Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class H Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class H Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class H Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                 (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class H Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class H Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5.      REDEMPTION AT THE OPTION OF THE CORPORATION.

                 (a) Shares of Class H Preferred Stock shall not be redeemable by the Corporation prior to August 14, 2003, except as set forth in
Section 10.2 of this Article. On and after August 14, 2003, the Corporation, at its option, may redeem shares of Class H Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accumulated, accrued and unpaid dividends to the date fixed for redemption (the "Redemption Date"); provided, however, that in the event of a redemption of shares of Class H Preferred Stock, if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. In connection with any redemption pursuant to this Section 5(a), the redemption price of the Class H Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or the Operating Partnership, of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

                 (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                 (c) If full cumulative dividends on all outstanding shares of Class H Preferred Stock have not been declared and paid, or declared and set apart for payment, no shares of Class H Preferred Stock may be redeemed unless all outstanding shares of Class H Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class H Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class H Preferred Stock.

                 (d) If the Corporation shall redeem shares of Class H Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph
(d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of Class H Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered for cash; and (4) the redemption price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be (x) payable as part of the redemption price, or (y) payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next succeeding sentence.

Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Class H Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class H Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class H Preferred Stock of the Corporation shall cease except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required; provided, however, that if the Redemption Date for any shares of Class H Preferred Stock occurs after any dividend record date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Class H Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class H Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class H Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class H Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class H Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

        As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class H Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class H Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class H Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class H Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class H Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

        6.       STATUS OF REACQUIRED STOCK.

        All shares of Class H Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized, but unissued shares of Class H Preferred Stock.

        7.       RANKING.

        Any class or series of capital stock of the Corporation shall be deemed to rank:

                 (a) prior or senior to the Class H Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class H Preferred Stock ("Senior Stock");

                 (b) on a parity with the Class H Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class H Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, or Class G Cumulative Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

                 (c) junior to the Class H Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock or (ii) the holders of Class H Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

        8.       VOTING.

                 (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class H Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class H Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class H Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class H Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class H Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class H Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class H Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class H Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class H Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class H Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class H Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class H Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                 (b) So long as any shares of Class H Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66- 2/3% of the votes entitled to be cast by the holders of the Class H Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                         (i)      Any amendment, alteration or repeal of any of
the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class H Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class H Preferred Stock; or

                         (ii)     The authorization, creation of, increase in
the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);

provided, however, that no such vote of the holders of Class H Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class H Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

        For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class H Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class H Preferred Stock as a single class on any matter, then the Class H Preferred Stock and such other class or series shall have with respect to such matters one quarter of one (.25) vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class H Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

        9.       RECORD HOLDERS.

        The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

        10.1     RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

                 (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in Section 10.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class H Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class H Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class H Preferred Stock in excess of the Look-Through Ownership Limit.

                 (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class H Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class H Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class H Preferred Stock.

                 (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 10.8, from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class H Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class H Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class H Preferred Stock.

                 (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 10.8 from and after the Issue Date (and subject to Section 10.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class H Preferred Stock in excess of the Look-Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class H Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look- Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class H Preferred Stock.

                 (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class H Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of
Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class H Preferred Stock.

                 (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class H Preferred Stock that is null and void under Sections 10.1(B), (C),
(D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class H Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class H Preferred Stock in the same or any other related transaction.

         10.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class H Preferred Stock in violation of Section 10.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class H Preferred Stock acquired in violation of Section 10.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of
Section 10.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 10.3 of this Article; provided, further, that the provisions of this Section 10.2 shall be subject to the provisions of Section 10.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class H Preferred Stock that is expressly authorized pursuant to
Section 10.8(C) of this Article.

        10.3.  TRANSFER IN TRUST.

                 (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class H Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class H Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class H Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class H Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 10.8 of this Article, such shares of Class H Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

                 (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                 (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class H Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10.3(E), the Prohibited Transferee shall have no rights in the Class H Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                 (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class H Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class H Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class H Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class H Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class H Preferred Stock for the benefit of the Charitable Beneficiary.

                 (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this
Section 10.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class H Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class H Preferred Stock on behalf of the Corporation.

                 (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class H Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of

90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                 (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class H Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         10.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class H Preferred Stock in violation of Section
10.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         10.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class H Preferred Stock will be required to provide certain information as set out below.

                 (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class H Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class H Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class H Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class H Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and
(ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class H Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10.5 from the Beneficial Owner.

                 (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class H Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class H Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class H Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         10.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

         10.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         10.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 10.1 of this Article.

                 (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of
Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                 (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class H Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10.1 of this Article and the pledgee shall not be subject to the

Ownership Limit with respect to the Class H Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

                 (C) UNDERWRITERS. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class H Preferred Stock) following the purchase of Class H Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Class H Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class H Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class H Preferred Stock purchased in connection with market making activities.

         10.9 LEGEND. Each certificate for Class H Preferred Stock shall bear substantially the following legend:

                          "The shares of Class H Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class H Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class H Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class H Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class H Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class H Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class H Cumulative Preferred Stock) or
         (ii) the shares of Class H Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         10.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         10.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

         10.12 SETTLEMENT. Nothing in this Section 10 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter- dealer quotation system.

        FOURTH: The terms of the Class H Cumulative Preferred Stock set forth in Article Third hereof shall become Article XVII of the Charter.

        IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Assistant Secretary on August 12, 1998.




WITNESS:                                  APARTMENT INVESTMENT AND
                                          MANAGEMENT COMPANY


/s/ KATHLEEN HARVEY                       /s/ TROY D. BUTTS
----------------------------------        -------------------------------------
Kathleen Harvey                           Troy D. Butts
Assistant Secretary                       Senior Vice President and
                                          Chief Financial Officer



        THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          /s/ TROY D. BUTTS
                                          -------------------------------------
                                          Troy D. Butts
                                          Senior Vice President and
                                          Chief Financial Officer

                             ARTICLES SUPPLEMENTARY


                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 CLASS J CUMULATIVE CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 2,000,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class J Cumulative Convertible Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

         SECOND: The reclassification increases the number of shares classified as Class J Cumulative Convertible Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 2,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 486,027,500 shares immediately prior to the reclassification to 484,027,500 shares immediately after the reclassification.

         THIRD: The terms of the Class J Cumulative Convertible Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions and qualifications) as set by the Board of Directors are as follows:


         1.       NUMBER OF SHARES AND DESIGNATION.

         This class of Preferred Stock shall be designated as Class J Cumulative Convertible Preferred Stock, par value $.01 per share (the "Class J Preferred Stock") and Two Million (2,000,000) shall be the authorized number of shares of such Class J Preferred Stock constituting such class.

         2.       DEFINITIONS.

         For purposes of the Class J Preferred Stock, the following terms shall have the meanings indicated:

         "ABP Subscription Agreement" shall mean the Subscription Agreement dated as of November 6, 1998 between the Corporation and Stichting Pensioenfonds ABP.

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (a) (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class J Preferred Stock; provided that, for purposes of paragraph (a) of
         Section 8 of this Article, the term "Board of Directors" shall not include any such committee.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class E Articles Supplementary" shall have the meaning set forth in
         Section 7.3 of this Article.

         "Class J Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Closing Price" shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation, and the Class B Common Stock, $.01 par value per share, of the Corporation and such other shares of the Corporation's capital stock into which outstanding shares of such Class A Common Stock or Class B Common Stock shall be reclassified.

         "Conversion Price" shall mean the conversion price per share of Class A Common Stock for which each share of Class J Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7 of this Article. The initial Conversion Price shall be $40 (equivalent to a conversion rate of 2.50 shares of Class A Common Stock for each share of Class J Preferred Stock).

         "Current Market Price" of a share of any Equity Stock shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the NASDAQ National Market or if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for each security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Corporation or the Board of Directors of the Corporation or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

         "distribution" shall have the meaning set forth in paragraph (a)(iii) of Section 7.3 of this Article.

         "Dividend Payment Date" shall mean, with respect to each Dividend Period, (a) the date that cash dividends are paid on the Class A Common Stock with respect to such Dividend Period; or (b) if such dividends have not been paid on the Class A Common Stock by 9:00 a.m., New York City time, on the sixtieth day from and including the last day of such Dividend Period, then on such day; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including February 15, May 15, August 15 and November 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 11.3(a) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Class A Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date, if any, with respect to any issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the share of Class A Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

         "Issue Date" shall mean the date on which shares of Class J Preferred Stock are issued pursuant to the ABP Subscription Agreement and the OP Subscription Agreement.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including November 14, 1998.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class J Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class J Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Internal Rate of Return" shall mean, as of any determination date, the effective discount rate under which the present value of the Inflows associated with an outstanding share of Class J Preferred Stock equals the Outflow on the Issue Date associated with such share. For purposes of calculation of Internal Rate of Return:

                  (i) "Inflows" shall mean (a) all dividends (whether paid in cash, property or stock) that have been received on such share, (b) any other distributions that have been received on such share, and (c) as of the determination date, the average of the daily Current Market Prices of a share of the Corporation's Class A Common Stock during the five most recent Trading Days, such average multiplied by the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) per share of Class J Preferred Stock, and such product divided by the Conversion Price. For purposes of calculating the amounts of any Inflows, all dividends or distributions received in property or stock shall be deemed to have a value equal to the fair market value of such dividends or distributions as of the date such dividend or distribution is received, as determined in good faith by the Board of Directors. All Inflows shall be deemed to have taken place on the date on which payment was actually received by the holder.

                  (ii) "Outflow" shall mean $100 plus an amount equal to one one-millionth of any and all out-of-pocket costs of Stichting Pensioenfonds ABP relating to the acquisition of 1,000,000 shares of the Corporation's Class J Preferred Stock on the Issue Date. Outflow shall be deemed to have taken place on the Closing Date of the ABP Subscription Agreement and the OP Subscription Agreement, and

                  (iii) Neither the fact of any transfer of Class J Preferred Stock nor the amount of any consideration received by the holder thereof or paid by any successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return.

         Schedule A attached hereto shows the calculation of Internal Rate of Return at certain hypothetical dates of determination and given a certain hypothetical aggregate purchase price, certain hypothetical Inflows and certain hypothetical levels of the Current Market Price of the Corporation's Class A Common Stock.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 of this Article.

         "Liquidation Preference" shall have the meaning set forth in paragraph
         (a) of Section 4 of this Article.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "OP Subscription Agreement" shall mean the Stock Purchase Agreement dated as of November 6, 1998 between the Corporation and AIMCO Properties, L.P.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder, a number of the Outstanding shares of Class J Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class J Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean, collectively, the Ownership Limit as applied to Persons other than the Initial Holder and the Initial Holder Limit as applied to the Initial Holder.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 of this Article.

         "Person" shall mean (a) for purposes of Section 11 of this Article,
         (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 11.3(a) of this Article.

         "REIT" shall mean a "real estate investment trust" as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 8 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of

         Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class J Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean, when used with respect to the Closing Price of a share of any Equity Stock, (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transaction" shall have the meaning set forth in Section 7.3 of this Article.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class J Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class J Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class J Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class J Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class J Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class J Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 11.3 of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 9 of this Article.


         3.       DIVIDENDS.

                  (a) The holders of Class J Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class J Preferred Stock equal to (i) 7% per annum of the per share Liquidation Preference (as hereinafter defined) for the period beginning on and including the Issue Date and lasting until November 15, 1998; (ii) 8% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1998 and lasting until November 15, 1999; (iii) 9% per annum of the per share Liquidation Preference for the period beginning on and including November 15, 1999 and lasting until November 15, 2000; and (iv) 9.5% per annum of the per share Liquidation Preference thereafter. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on November 15, 1998. Each such dividend shall be payable in arrears to the holders of record of the Class J Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date fixed by the Board of Directors which shall not be more than 60 days prior to the applicable Dividend Payment Date and, within such 60 day period, shall be the same date as the record date for the regular quarterly dividend payable with respect to the Class A Common Stock for the Dividend Period to which such Dividend Payment Date relates (or if there is no such record date for Class A Common Stock, then such date as the Board of Directors may fix). Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

                  (b) Any dividend payable on the Class J Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class J Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Class J Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class J Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Class J Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Class J Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Class J Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class J Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class J Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Class J Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class J Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class J Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

                  Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or
(ii) redeeming, purchasing
or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

         4.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class J Preferred Stock shall be entitled to receive One Hundred Dollars ($100) per share of Class J Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class J Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class J Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class J Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class J Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class J Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class J Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5.       REDEMPTION.

                  The Class J Preferred Stock is not redeemable, other than as specified in Section 11.2 hereof.

         6.       STATUS OF REACQUIRED STOCK.

         All shares of Class J Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including without limitation shares of Class J Preferred Stock which have been surrendered for conversion into Class A Common Stock) shall be returned to the status of authorized, but unissued shares of Class J Preferred Stock.

         7.       CONVERSION.

                  7.1  CONVERSION AT HOLDERS' OPTION.

                  At any time on or after the Issue Date, holders of shares of Class J Preferred Stock shall have the right to convert all or a portion of such shares into shares of Class A Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Class J Preferred Stock shall have the right, at such holder's option, at any time on or after the Issue Date to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Class A Common Stock per each share of Class J Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated accrued and unpaid dividends) per share of Class J Preferred Stock by the Conversion Price (as in effect at the time and on the date provided for in subparagraph (b)(iv) of this Section 7.1) and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7.1.

                  (b) (i) In order to exercise the conversion right, the holder of each share of Class J Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Class J Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class J Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                      (ii) A holder of shares of Class J Preferred Stock shall, as of the date of the conversion of such shares to shares of Class A Common Stock, be entitled to receive cash payment in respect of any dividends (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any dividend on such shares that has been declared but for which the Dividend Payment Date has not yet been reached shall be payable as of such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares.

                      (iii) As promptly as practicable after the surrender of certificates for shares of Class J Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares of Class J Preferred Stock in accordance with provisions of this
Section 7, and any fractional interest in respect of a share of Class A Common Stock arising upon such conversion shall be settled as provided in paragraph
(c) of this Section 7.1.

                      (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class J Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Class J Preferred Stock and Class A Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Class J Preferred Stock whose shares are converted into Class A Common Stock does not receive dividends on both the shares of Class J Preferred Stock and the Class A Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure, that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

                  (c) No fractional share of Class A Common Stock or scrip representing fractions of a share of Class A Common Stock shall be issued upon conversion of the shares of Class J Preferred Stock. Instead of any fractional interest in a share of Class A Common Stock that would otherwise be deliverable upon the conversion of shares of Class J Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Class A Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class J Preferred Stock so surrendered.


                  7.2 MANDATORY CONVERSION.

                  (a) The Corporation shall have the right to require that all or part of the issued and outstanding shares of Class J Preferred Stock be converted into shares of Class A Common Stock under the following circumstances:

                      (i) At any time on or prior to the fourth anniversary of the Issue Date, in the event that the Internal Rate of Return exceeds 12.5%, the Corporation shall have the right to require the issued and outstanding shares of Class J Preferred Stock to be converted, in whole or in part, into shares of Class A Common Stock as set forth in this Section 7.2.

                      (ii) At any time after the fourth anniversary of the Issue Date, so long as the average of the daily Current Market Prices of the issued and outstanding shares of Class A Common Stock during the five most recent Trading Days is equal to or greater than $40, the Corporation shall have the right to require the issued and outstanding shares of Class J Preferred Stock to be converted, in whole or in part, into shares of Class A Common Stock as set forth in this Section 7.2.

                  (b) Subject to and upon compliance with the provisions of this Section 7, the Corporation shall have the right, under the circumstances set forth in (a) (i) or (ii) above, to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Class A Common Stock per each share of Class J Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated accrued and unpaid dividends) per share of Class J Preferred Stock by the Conversion Price (as in effect at the time and on the date provided for in subparagraph (c)(v) of this Section 7.2).

                  (c) (i) In order to exercise the conversion right, the Corporation shall, promptly upon the occurrence of an event described in (a)(i) or (ii) above, and in no event later than the close of business on the next succeeding business day, give notice of such conversion to each holder of record of the shares to be converted. Such notice shall be provided by facsimile or, if facsimile is not available, then by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Any notice which was transmitted or mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date received by the holder. Each such notice shall state, as appropriate: (1) the date of conversion, which date may be any date within one business day following the date on which the notice is transmitted or mailed; (2) the number of shares of Class J Preferred Stock to be converted and, if fewer than all such shares held by such holder are to be converted, the number of such shares to be converted; (3) the event which gave rise to the conversion right; and (4) the then current Conversion Price.

                      (ii) Upon receiving such notice of conversion, each such holder shall promptly surrender the certificates representing such shares of Class J Preferred Stock as are being converted on the conversion date, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying shares of Class J Preferred Stock into shares of Class A Common Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Class J Preferred Stock are registered, each such share surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                      (iii) A holder of shares of Class J Preferred Stock shall, as of the date of the conversion of such shares to shares of Class A Common Stock, be entitled to receive cash payment in respect of any dividends (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any dividend on such shares that has been declared but for which the Dividend Payment Date has not yet been reached shall be payable as of such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares.

                      (iv) As promptly as practicable after the surrender of certificates for shares of Class J Preferred Stock as aforesaid, and in any event no later than three business days after the date of such surrender, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares of Class J Preferred Stock in accordance with the provisions of this Section 7.2, and any fractional interest in respect of a share of Class A Common Stock arising upon such conversion shall be settled as provided in paragraph (d) of this Section 7.2.

                      (v) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date identified as the conversion date in the notice of conversion sent by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date identified as the conversion date in the notice of conversion sent by the Corporation as aforesaid. If the dividend payment record dates for the Class J Preferred Stock and Class A Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Class J Preferred Stock whose shares are converted into Class A Common Stock does not receive dividends on both the shares of Class J Preferred Stock and the Class A Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure, that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

                  (d) No fractional share of Class A Common Stock or scrip representing fractions of a share of Class A Common Stock shall be issued upon conversion of the shares of Class J Preferred Stock. Instead of any fractional interest in a share of Class A Common Stock that would otherwise be deliverable upon the conversion of shares of Class J Preferred Stock, the Corporation shall pay to the holder of such share an amount of cash based upon the Current Market Price of the Class A Common Stock on the Trading Day immediately preceding the date of conversion. If more than one of any holder's shares shall be converted at one time, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class J Preferred Stock so surrendered.

                  7.3 ADJUSTMENTS TO CONVERSION PRICE

                  (a) The Conversion Price shall be adjusted from time to time as follows:

                      (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of Class A Common Stock, (B) subdivide its outstanding Class A Common Stock into a greater number of shares, (C) combine its outstanding Class A Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class J Preferred Stock thereafter converted shall be entitled to receive the number of shares of Class A Common Stock (or fraction of a share of Class A Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class J Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (a)(i) of this
Section 7.3 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (e) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                      (ii) If the Corporation shall, after the Issue Date, issue rights, options or warrants to all holders of Class A Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (a)(ii) of this Section 7.3) to subscribe for or purchase Class A Common Stock at a price per share less than the Fair Market Value per share of the Class A Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Class A Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such Fair Market Value from the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Class A Common Stock, and the denominator of which shall be the sum of (XX) the number of shares of Class A Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (e) below). In determining whether any rights, options or warrants entitle the holders of Class A Common Stock to subscribe for or purchase Class A Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                      (iii) If the Corporation shall after the Issue Date make a distribution on its Class A Common Stock other than in cash or shares of Class A Common Stock (including any distribution in securities (other than rights, options or warrants referred to in paragraph (a)(ii) of this Section 7.3)) (each of the foregoing being referred to herein as a "distribution"), then the Conversion Price in effect at the opening of business on the next day following the record date for determination of stockholders entitled to receive such distribution shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the difference between (X) the number of shares of Class A Common Stock outstanding on the close of business on the record date and (Y) the number of shares determined by dividing (aa) the aggregate value of the property being distributed by (bb) the Fair Market Value per share of Class A Common Stock on the record date, and the denominator of which shall be the number of shares of Class A Common Stock outstanding on the close of business on the record date. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors; provided, however, if the property being distributed is a publicly traded security, its value shall be calculated in accordance with the procedure for calculating the Fair Market Value of a share of Class A Common Stock (calculated for a period of five consecutive Trading Days commencing on the twentieth Trading Day after the distribution). Neither the issuance by the Corporation of rights, options or warrants to subscribe for or purchase securities of the Corporation nor the exercise thereof shall be deemed a distribution under this paragraph.

                      (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price: provided, however, that any adjustments that by reason of this paragraph (a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7.3 (other than this paragraph (a)(iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Class A Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of (A) any shares of Class A Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Class A Common Stock under such plan or (B) any options, rights or shares of Class A Common Stock pursuant to any stock option, stock purchases or other stock-based plan maintained by the Corporation. All calculations under this Section 7 shall be made to the nearest cent ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (a) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (a), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                  (b) If the Corporation shall be a party to any transaction (including with limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Class A Common Stock, but excluding any transaction as to which paragraph (a)(i) of this Section 7.3 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Class A Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Class J Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Class A Common Stock into which one share of Class J Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (b), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class J Preferred Stock that will contain provisions enabling the holders of the Class J Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Class A Common Stock at the Conversion Price in effect immediately apply to successive Transactions:

                  (c) If:

                      (i) the Corporation shall declare a dividend (or any other distribution) on the Class A Common Stock (other than cash dividends and cash distributions); or

                      (ii) the Corporation shall authorize the granting to all holders of the Class A Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                      (iii) there shall be any reclassification of the outstanding Class A Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                      (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Class J Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (d) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Class J Preferred Stock at such holder's address as shown on the stock record of the Corporation.

                  (e) In any case in which paragraph (a) of this Section 7.3 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Class J Preferred Stock converted after such record date and before the occurrence of such event the additional Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to
Section 7.2(d) or Section 7.1(c).

                  (f) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation except as specifically set forth in this Section 7. In addition, notwithstanding any other provision contained in this Section 7, there shall be no adjustment of the Conversion Price upon the payment of any cash dividends or distributions on any capital stock of the Corporation, including, without limitation, the Special Dividend (as such term is defined in the Class E Articles Supplementary) on the Corporation's Class E Preferred Stock or upon the automatic conversion of the shares of such Preferred Stock into shares of Class A Common Stock, as provided in the Class E Articles Supplementary.

                  (g) If the Corporation shall take any action affecting the Class A Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Class J Preferred Stock, the Conversion Price for the Class J Preferred Stock may be adjusted, to the extent permitted by law in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

                  (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock solely for the purpose of effecting conversion of the Class J Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Class J Preferred Stock not theretofore converted into Class A Common Stock. For purposes of this paragraph (h), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class J Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder (and without regard to the Ownership Limit).

         The Corporation covenants that any shares of Class A Common Stock issued upon conversion of the shares of Class J Preferred Stock shall be validly issued, fully paid and nonassessable.

         The Corporation shall use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion of the shares of Class J Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery.

                  (i) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities or property on conversion of shares of Class J Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities or property in a name other than that of the holder of the shares of Class J Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (j) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

                  (k) Notwithstanding anything to the contrary contained in this Section 7, conversion of Class J Preferred Stock pursuant to this Section 7 shall be permitted only to the extent that such conversion would not result in a violation of the Ownership Restrictions (as defined in the Charter), after taking into account any waiver of such limitation granted to any holder of the shares of Class J Preferred Stock.

         8.       RANKING.

         Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Class J Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class J Preferred Stock ("Senior Stock");

                  (b) on a parity with the Class J Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or liquidation prices per share thereof be different from those of the Class J Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, Class G Cumulative Preferred Stock, or Class H Cumulative Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class J Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

                  (c) junior to the Class J Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock, (ii) such capital stock is Class E Cumulative Convertible Preferred Stock or (iii) the holders of Class J

Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i), (ii) and (iii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

         9.       VOTING.

                  (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class J Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class J Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class J Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class J Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class J Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class J Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class J Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class J Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class J Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class J Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class J Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class J Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (b) So long as any shares of Class J Preferred Stock are outstand ing, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class J Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (i) Any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class J Preferred Stock; provided, however, that the amendment of or supplement to the provisions of the Charter so as to authorize or create, or to increase or decrease the authorized amount of, or to issue any Junior Stock, Class J Preferred Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class J Preferred Stock; or

                      (ii) The authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized).

         For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class J Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class J Preferred Stock as a single class on any matter, then the Class J Preferred Stock and such other class or series shall have with respect to such matters one quarter of one (.25) vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class J Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         10.      RECORD HOLDERS.

         The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class J Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         11.      OWNERSHIP AND TRANSFERS.

                  11.1 RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

                       (a) Limitation on Beneficial Ownership. Except as provided in Section 11.8, from and after the Issue Date, no Person (other than the Initial Holder) shall Beneficially Own shares of Class J Preferred Stock in excess of the Ownership Limit and the Initial Holder shall not Beneficially Own shares of Class J Preferred Stock in excess of the Initial Holder Limit.

                       (b) Transfers in Excess of Ownership Limit. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder) Beneficially Owning shares of Class J Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class J Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class J Preferred Stock.

                       (c) Transfers in Excess of Initial Holder Limit. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class J Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class J Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class J Preferred Stock.

                       (d) Transfers Resulting in "Closely Held" Status. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section

856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class J Preferred Stock that would cause the Corporation
(i) to be "closely held" within the meaning of Section 856(h) of the Code or
(ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class J Preferred Stock.

                       (e) Severability on Void Transactions. A Transfer of a share of Class J Preferred Stock that is null and void under Sections 11.1(b),
(c) or (d) of this Article because it would, if effective, result in (i) the ownership of Class J Preferred Stock in excess of the Initial Holder Limit or the Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class J Preferred Stock in the same or any other related transaction.

                  11.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class J Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then Current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class J Preferred Stock acquired in violation of Section 11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 11.3 of this Article; provided, further, that the provisions of this
Section 11.2 shall be subject to the provisions of Section 11.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class J Preferred Stock that is expressly authorized pursuant to Section 11.8(c) of this Article.

                  11.3 TRANSFER IN TRUST.

                       (a) Establishment of Trust. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder) would Beneficially Own shares of Class J Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class J Preferred Stock in excess of the Initial Holder Limit (in either such event, the Person or Initial Holder that would Beneficially Own shares of Class J Preferred Stock in excess of the Ownership Limit or the Initial Holder Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 11.8 of this Article, such shares of Class J Preferred Stock in excess of the Ownership Limit or the Initial Holder Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit or the Initial Holder Limit.

                       (b) Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                       (c) Status of Shares Held by the Trustee. Shares of Class J Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in
Section 11.3(e), the Prohibited Transferee shall have no rights in the Class J Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                       (d) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class J Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class J Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class J Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable

Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class J Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit or the Initial Holder Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class J Preferred Stock for the benefit of the Charitable Beneficiary.

                       (e) Restrictions on Transfer. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.3(e). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this
Section 11.3(e) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class J Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class J Preferred Stock on behalf of the Corporation.

                       (f) Purchase Right in Stock Transferred to the Trustee. Shares of Class J Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                       (g) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class J Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                  11.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class J Preferred Stock in violation of
Section 11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

                  11.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class J Preferred Stock will be required to provide certain information as set out below.

                       (a) Annual Disclosure. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class J Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class J Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class J Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class J Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and
(ii) ensure compliance with the Ownership Limit or the Initial Holder Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class J Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this
Section 11.5 from the Beneficial Owner.

                       (b) Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Class J Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class J Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit and the Initial Holder Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class J Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

                  11.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit and the Initial Holder Limit.

                  11.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

                  11.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.

                       (a) Waiver of Ownership Limit. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may, but shall not be required to, waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion.

                       (b) Pledge by Initial Holder. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class J Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class J Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

                       (c) Underwriters. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class J Preferred Stock) following the purchase of Class J Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Class J Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class J Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class J Preferred Stock purchased in connection with market making activities.

                  11.9 LEGEND. Each certificate for Class J Preferred Stock shall bear substantially the following legend:

                       "The shares of Class J Cumulative Convertible Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class J Cumulative Convertible Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class J Cumulative Convertible Preferred Stock). Any Person that attempts to Beneficially Own shares of Class J Cumulative Convertible Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class J Cumulative Convertible Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class J Cumulative Convertible Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class J Cumulative Convertible Preferred Stock) or (ii) the shares of Class J Cumulative Convertible Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

                  11.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  11.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit and the Initial Holder Limit in the event of a change in law.

                  11.12 SETTLEMENT. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         FOURTH: The terms of the Class J Cumulative Convertible Preferred Stock set forth in Article Third hereof shall become Article XX of the Charter.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Assistant Secretary on November 6, 1998.

WITNESS:                          APARTMENT INVESTMENT AND
                                  MANAGEMENT COMPANY



/s/ LUCY CORDOVA                  /s/ TROY D. BUTTS
-------------------------         ---------------------------------------------

Lucy Cordova                      Troy D. Butts
Assistant Secretary               Senior Vice President and
                                  Chief Financial Officer


         THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                  /s/ TROY D. BUTTS
                                  ---------------------------------------------
                                  Troy D. Butts
                                  Senior Vice President and
                                  Chief Financial Officer

                           CERTIFICATE OF CORRECTION
                                       to
                             ARTICLES SUPPLEMENTARY
                       Class C Cumulative Preferred Stock
                           (Par Value $.01 Per Share)
                                       of
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                            (a Maryland corporation)



         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Articles Supplementary, dated December 22, 1997, of the Corporation were filed with the State Department of Assessments and Taxation of Maryland on December 22, 1997, at 1:38 p.m. (as corrected by the Certificate of Correction to Articles Supplementary of the Corporation, dated February 17, 1998 and filed with the State Department of Assessments and Taxation of Maryland on February 18, 1998) and said Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

         SECOND: Section 10.9 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

                  10.9 Legend. Each certificate for Class C Preferred Stock shall bear the following legend:

                           "The shares of Class C Cumulative Preferred Stock
                  represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class C Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         THIRD: Section 10.9 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

                  10.9 Legend. Each certificate for Class C Preferred Stock shall bear the following legend:

                           "The shares of Class C Cumulative Preferred Stock
                  represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class C Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class C Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class C Cumulative Preferred Stock) or (ii) the shares of Class C Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         FOURTH: The inaccuracy or defect in the legend contained in Section
10.9 of ARTICLE THIRD of the Articles Supplementary as previously filed is that the legend contains an inaccurate description of the effects of an improper transfer as set forth elsewhere in the Charter.

         IN WITNESS WHEREOF, Apartment Investment and Management Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice Chairman and President and witnessed by its Secretary on October 21, 1998.


WITNESS:                                    APARTMENT INVESTMENT AND
                                            MANAGEMENT COMPANY




 /s/ JOEL F. BONDER                         By:  /s/ PETER K. KOMPANIEZ
-------------------------------                 -----------------------------
Joel F. Bonder,                                     Peter K. Kompaniez,
Secretary                                           Vice Chairman and President



         THE UNDERSIGNED, Vice Chairman and President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                            By:  /s/ PETER K. KOMPANIEZ
                                               --------------------------------
                                               Peter K. Kompaniez,
                                               Vice Chairman and President

                           CERTIFICATE OF CORRECTION
                                       to
                             ARTICLES SUPPLEMENTARY
                       Class D Cumulative Preferred Stock
                           (Par Value $.01 Per Share)
                                       of
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                            (a Maryland corporation)



         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Articles Supplementary, dated February 17, 1998, of the Corporation were filed with the State Department of Assessments and Taxation of Maryland on February 18, 1998, at 1:40 p.m. and said Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

         SECOND: Section 10.9 of ARTICLE THIRD of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

                  10.9 Legend. Each certificate for Class D Preferred Stock shall bear the following legend:

                           "The shares of Class D Cumulative Preferred Stock
                  represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class D Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         THIRD: Section 10.9 of ARTICLE THIRD of the Articles Supplementary as corrected hereby is as follows:

                  10.9 Legend. Each certificate for Class D Preferred Stock shall bear the following legend:

                           "The shares of Class D Cumulative Preferred Stock
                  represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of shares of Class D Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock) or (ii) the shares of Class D Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

         FOURTH: The inaccuracy or defect in the legend contained in Section
10.9 of ARTICLE THIRD of the Articles Supplementary as previously filed is that the legend contains an inaccurate description of the effects of an improper transfer as set forth elsewhere in the Charter.

         IN WITNESS WHEREOF, Apartment Investment and Management Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice Chairman and President and witnessed by its Secretary on October 21, 1998.


WITNESS:                                    APARTMENT INVESTMENT AND
                                            MANAGEMENT COMPANY




 /s/ JOEL F. BONDER                         By:  /s/ PETER K. KOMPANIEZ
-------------------------------                 -----------------------------
Joel F. Bonder,                                     Peter K. Kompaniez,
Secretary                                           Vice Chairman and President



         THE UNDERSIGNED, Vice Chairman and President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                            By: /s/ PETER K. KOMPANIEZ
                                               --------------------------------
                                               Peter K. Kompaniez,
                                               Vice Chairman and President

                             ARTICLES SUPPLEMENTARY

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 CLASS K CONVERTIBLE CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 5,750,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class K Convertible Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

         SECOND: The reclassification increases the number of shares classified as Class K Convertible Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 5,750,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 484,027,500 shares immediately prior to the reclassification to 478,277,500 shares immediately after the reclassification.

         THIRD: The terms of the Class K Convertible Cumulative Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

         1.       NUMBER OF SHARES AND DESIGNATION.

         This class of Preferred Stock shall be designated as Class K Convertible Cumulative Preferred Stock, par value $.01 per share (the "Class K Preferred Stock"), and Five Million Seven Hundred Fifty Thousand (5,750,000) shall be the authorized number of shares of such Class K Preferred Stock constituting such class.

         2.       DEFINITIONS.

         For purposes of the Class K Preferred Stock, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (a) (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class K Preferred Stock; provided that, for purposes of paragraph (a) of
         Section 9 of this Article, the term "Board of Directors" shall not include any such committee.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Cash Redemption Price" shall mean, with respect to any shares of Class K Preferred Stock to be redeemed, (i) if the Redemption Date occurs during the period from and including February 20, 2002, to but excluding February 18, 2003, 102% of the Liquidation Preference thereof, and (ii) if the Redemption Date occurs on or after February 18, 2003, 100% of the Liquidation Preference thereof, plus, in the case of clause (i) or (ii), all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to the Redemption Date.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class K Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Closing Price" shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation, and the Class B Common Stock, $.01 par value per share, of the Corporation and such other shares of the Corporation's capital stock into which outstanding shares of such Class A Common Stock or Class B Common Stock shall be reclassified.

         "Conversion Price" shall mean the conversion price per share of Class A Common Stock for which each share of Class K Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
         Section 7 of this Article. The initial Conversion Price shall be $42.00 (equivalent to a conversion rate of 0.59524 shares of Class A Common Stock for each share of Class K Preferred Stock).

         "Dividend Payment Date" shall mean January 15, April 15, July 15 and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including February 18, May 18, August 18 and November 18 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class K Preferred Stock shall be redeemed pursuant to
         Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class K Preferred Stock being redeemed.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 11.3(A) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Issue Date" shall mean February 18, 1999.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including May 17, 1999.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class K Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class K Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 of this Article.

         "Liquidation Preference" shall have the meaning set forth in paragraph
         (a) of Section 4 of this Article.

         "Look-Through Entity" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class K Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class K Preferred Stock that are Beneficially Owned by the Look-Through Entity.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Operating Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class K Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class K Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean collectively the Ownership Limit, as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit, as applied to the Initial Holder, and the Look-Through Ownership Limit, as applied to Look-Through Entities.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 of this Article.

         "Person" shall mean (a) for purposes of Section 11 of this Article,
         (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, "private foundation," within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) a "group," as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 11.3(A) of this Article.

         "Record Date" shall have the meaning set forth in paragraph (a) of
         Section 3 of this Article.

         "Redemption Market Price" shall mean, with respect to any redemption of shares of Class K Preferred Stock, the lesser of (i) the average of the daily Closing Prices of the Class A Common Stock for the 20 consecutive Trading Days immediately preceding the first Business Day immediately preceding the date of the applicable redemption notice and
         (ii) the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the first Business Day immediately preceding the date of the applicable redemption notice.

         "Redemption Date" shall mean, in the case of any redemption of any shares of Class K Preferred Stock, the date fixed for redemption of such shares.

         "REIT" shall mean a "real estate investment trust," as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 8 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class K Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean, when used with respect to any Equity Stock,
         (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class K Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class K Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class K Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class K Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class K Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class K Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 11.3 of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 9 of this Article.

         3.       DIVIDENDS.

                  (a) The holders of Class K Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Class K Preferred Stock in an amount per share equal to (i) during the period from the Issue Date through and including

February 17, 2002, the greater of $0.50 or the quarterly cash dividend paid or payable (determined on each Dividend Payment Date) on the number of shares of Class A Common Stock (or portion thereof) into which a share of Class K Preferred Stock is convertible, and (ii) during the period from and after February 18, 2002, the greater of $0.625 or the quarterly cash dividend paid or payable (determined on each Dividend Payment Date) on the number of shares of Class A Common Stock (or portion thereof) into which a share of Class K Preferred Stock is convertible. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on May 18, 1999. Each such dividend shall be payable in arrears to the holders of record of the Class K Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the February 1, May 1, August 1 or November 1 (each a "Record Date"), as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

                  (b) Any dividend payable on the Class K Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class K Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Class K Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class K Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Class K Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Class K Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Class K Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class K Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class K Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Class K Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class K Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class K Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

                  Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or
(ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

         4.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class K Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class K Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class K Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class K Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class K Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class K Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class K Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class K Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5. REDEMPTION AT THE OPTION OF THE CORPORATION.

                  (a) Shares of Class K Preferred Stock shall not be redeemable by the Corporation prior to February 20, 2002, except as set forth in Section
11.2 of this Article. During the period beginning on February 20, 2002, the Corporation, at its option, may redeem shares of Class K Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to the Cash Redemption Price applicable thereto. On and after February 20, 2002, the Corporation, at its option, may redeem shares of Class K Preferred Stock, in whole or from time to time in part, in exchange for a number of shares of Class A Common Stock equal to (i) 105% of the applicable Cash Redemption Price, divided by (ii) the Redemption Market Price applicable to such redemption. In lieu of any fractional shares of Class A Common Stock which would otherwise be issuable upon any redemption of Class K Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount in cash (computed to the nearest cent) equal to the applicable Redemption Market Price multiplied by the fractional interest (computed to the nearest 1/100th of a percent) that otherwise would have been deliverable upon such redemption of Class K Preferred Stock. In the event of a redemption of shares of Class K Preferred Stock, if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date notwithstanding the redemption of such shares, and shall not be payable as part of the redemption price for such shares. In connection with any redemption for cash pursuant to this Section 5(a), the redemption price of the Class K Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or the Operating Partnership of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

                  (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                  (c) If full cumulative dividends on all outstanding shares of Class K Preferred Stock have not been declared and paid, or declared and set apart for payment, no shares of Class K Preferred Stock may be redeemed unless all outstanding shares of Class K Preferred Stock are simultaneously redeemed, and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class K Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class K Preferred Stock.

                  (d) If the Corporation shall redeem shares of Class K Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph
(d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the Redemption Date;
(ii) the number of shares of Class K Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places at which certificates for such shares are to be surrendered for cash or shares of Class A Common Stock; and (iv) the redemption price payable on such Redemption Date (whether in cash or shares of Class A Common Stock), including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the redemption price, or payable on the next Dividend

Payment Date to the record holder at the close of business on the relevant record date as described in the next succeeding sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Class K Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class K Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class K Preferred Stock of the Corporation shall cease except the right to receive the cash payable, or shares of Class A Common Stock issuable, upon such redemption, without interest thereon, upon surrender of their certificates if so required; provided, however, that if the Redemption Date for any shares of Class K Preferred Stock occurs after any dividend record date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Class K Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. At the close of business on the Redemption Date, without any further action, each holder of shares of Class K Preferred Stock redeemed for shares of Class A Common Stock shall be deemed a holder of the number of shares of Class A Common Stock for which such Class K Convertible Preferred Stock has been redeemed (unless the Corporation defaults on its obligation to deliver shares of Class A Common Stock or cash). The Corporation's obligation to make available the cash necessary to effect such redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class K Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class K Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class K Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class K Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

         As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class K Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) or shares of Class A Common Stock for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class K Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class K Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class K Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class K Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

                  (e) All shares of Class A Common Stock that may be issued upon redemption of shares of Class K Preferred Stock shall be duly and validly issued and fully paid and non-assessable, and prior to giving any notice of redemption the Corporation shall take any corporate action necessary therefor.


         6.       STATUS OF REACQUIRED STOCK.

         All shares of Class K Preferred Stock that have been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Class K Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of Class K Preferred Stock.

         7.       CONVERSION.

         7.1      CONVERSION AT HOLDERS' OPTION.

         At any time on or after the Issue Date, holders of shares of Class K Preferred Stock shall have the right to convert all or a portion of such shares into shares of Class A Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this Section 7, each share of Class K Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the date immediately prior to the Redemption Date, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Class A Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25 by the Conversion Price in effect at such time and by surrender of the certificate representing such shares to be converted in the manner provided in subsection
(b) of this Section 7.1.

                  (b) In order to convert shares of Class K Preferred Stock, the holder of the shares to be converted shall surrender the certificate representing such shares at any office or agency maintained by the Corporation for such purpose, accompanied by the funds, if any, required by the last paragraph of this subsection (b), and shall give written notice of conversion in the form provided on such certificate representing shares of Class K Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Class K Preferred Stock specified in such notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Class A Common Stock which shall be issuable in such conversion shall be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class K Preferred Stock is registered, each certificate representing a share of Class K Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                  As promptly as practicable after the surrender of certificates representing such shares of Class K Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or as designated in such holder's written instructions, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such share or shares of Class K Preferred Stock in accordance with provisions of this Section 7, and a check or cash in respect of any fractional interest in a share of Class A Common Stock arising upon such conversion, as provided in paragraph (c) of this Section 7.1.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such shares of Class K Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

                  Holders of Class K Preferred Stock at the close of business on a Record Date will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date and prior to such Dividend Payment Date; provided, however, that Class K Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Class K Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Class A Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Class K Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Class K Preferred Stock for conversion. Except as provided herein, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Class A Common Stock issued upon such conversion.

                  (c) No fractional shares of Class A Common Stock or scrip representing fractions of a share of Class A Common Stock shall be issued upon conversion of shares of Class K Preferred Stock. If more than one share of Class K Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class K Preferred Stock so surrendered. In lieu of any fractional interest in a share of Class A Common Stock that would otherwise be deliverable upon the conversion of any share of Class K Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the date of conversion, multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

         7.2      ADJUSTMENTS TO CONVERSION PRICE

                  (a) The Conversion Price shall be adjusted from time to time as follows:

                           (i)     If the Corporation shall after the Issue Date
(A) pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding Class A Common Stock, then, in each such case, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Class K Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other capital stock of the Corporation which such holder would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) of this Section 7.2(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Class K Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Class A Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Class A Common Stock and other capital stock.

                           (ii) If the Corporation shall, after the Issue Date,
issue rights, options or warrants to all holders of its outstanding shares of Class A Common Stock entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the current market price per share (determined pursuant to subsection (iv) of this Section 7.2(a)) of the Class A Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding on the record date and
(B) the number of shares which the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Class A Common Stock would purchase at such current market price, and the denominator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding on the record date and (B) the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall be made successively whenever any rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, that if all of the shares of Class A Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Class A Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Class A Common Stock offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants, with the value of such consideration, if other than cash, determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent).

                           (iii) In case the Corporation shall, by dividend or
otherwise, distribute to all holders of its outstanding Class A Common Stock any capital stock (other than Class A Common Stock), evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities of the Corporation (excluding (A) those referred to in subsections
(i) and (ii) of this Section 7.2(a), (B) dividends and distributions paid in cash out of the retained earnings of the Corporation, and (C) distributions upon mergers or consolidations to which subsection (b) of this Section 7.2 applies), then, in each such case, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined pursuant to subsection (iv) of this Section 7.2(a)) of the Class A Common Stock, less the fair market value on such record date (determined by the Board or Directors, whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Class A Common Stock or of such subscription rights or warrants applicable to one share of Class A Common Stock, and the denominator of which shall be such current market price per share of Class A Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under
subsections (ii) and (iii) of this Section 7.2(a), the current market price per share of Class A Common Stock on any date shall be the average of the Closing Price of the Class A Common Stock for the shorter of (A) 20 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination or
(B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full Trading Day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (A) the record date for determining stockholders entitled to receive the rights, warrants or distribution referred to in subsections (ii) and (iii) of this Section 7.2, or (B) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "Closing Price."

                           (v)     No adjustment in the Conversion Price shall
be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustment which by reason of this subsection (v) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7.2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 7.2 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 7.2, as it shall determine in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Conversion Price shall not be adjusted for the issuance of Class A Common Stock, or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                  (vi) The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Class K Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

                  (b) Notwithstanding any other provision herein to the contrary, in case of any merger or consolidation to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing entity and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or the securities or other property of another entity), or in the case of any sale or transfer of all or substantially all of the Corporation's property and assets to another entity, there will be no adjustment of the Conversion Price, and lawful provision shall be made by the entity formed by such consolidation or the entity whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Class A Common Stock immediately prior to the merger or consolidation, or the entity which shall have acquired such assets of the Corporation, such that each share of Class K Preferred Stock then outstanding will, without the consent of the holder thereof, become convertible into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Class A Common Stock into which such share of Class K Preferred Stock was convertible immediately prior to such merger, consolidation, sale or transfer assuming such holder of Class A Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer. In the case of a cash merger of the Corporation into another entity or any other cash transaction of the type mentioned in this Section 7.2(b), each share of Class K Preferred Stock will thereafter be convertible at the Conversion Price in effect at such time into the same amount of cash per share into which each share of Class K Preferred Stock would have been convertible had such share been converted into Class A Common Stock immediately prior to the effective date of such cash merger or other transaction. The foregoing provisions of this Section 7.2(b) shall similarly apply to successive mergers, consolidations, sales or transfers.

                  (c) If (i) the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to Section 7.2; (ii) the Corporation shall authorize the granting to the holders of the Class A Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; (iii) there shall be any reorganization or reclassification of the Class A Common Stock (other than an event to which subsection (i) of Section 7.2(a) applies) or any consolidation or merger to which the Corporation is a party or any sale or transfer of all or substantially all of the assets of the Corporation, in each case, for which approval of any stockholders of the Corporation is required; or
(iv) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then, in each such case, the Corporation shall cause to be given to the holders of shares of Class K Preferred Stock and the Transfer Agent as promptly as possible, but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.2(c).

                  (d) Whenever the Conversion Price is adjusted as herein provided, (i) the Corporation shall promptly file with the Transfer Agent a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) the Corporation shall mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Class K Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (e) In any case in which paragraph (a) of this Section 7.2 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by the Corporation with the Transfer Agent of the certificate required by subsection 7.2(d)) (i) issuing to the holder of any share of Class K Preferred Stock converted after such record date or effective date the shares of Class A Common Stock issuable upon such conversion in excess of the shares of Class A Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and (ii) paying to such holder any amount of cash in lieu of a fractional share.

                  (f) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of Section 7.2(a), the holder of any share of Class K Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Class K Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in this Section 7.2.

                  (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting conversion of shares of Class K Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Class K Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Class A Common Stock deliverable upon conversion in excess of the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this paragraph (g), the number of shares of Class A Common Stock which shall be deliverable upon the conversion of all outstanding shares of Class K Preferred Stock shall be computed as if at the time of computation all such outstanding shares of Class K Preferred Stock were held by a single holder (and without regard to the Ownership Limit).

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Class A Common Stock deliverable upon conversion of the shares of Class K Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

                  (h) The Corporation will pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes, payable in respect of the issue or delivery of shares of Class A Common Stock upon conversion of shares of Class K Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the shares of Class K Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (i) Notwithstanding anything to the contrary contained in this Section 7, conversion of Class K Preferred Stock pursuant to this Section 7 shall be permitted only to the extent that such conversion would not result in a violation of the Ownership Restrictions (as defined in the Charter).

         8.       RANKING.

         Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Class K Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class K Preferred Stock ("Senior Stock");

                  (b) on a parity with the Class K Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class K Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, Class G Cumulative Preferred Stock, Class H Cumulative Preferred Stock or Class J Cumulative Convertible Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class K Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

                  (c) junior to the Class K Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock or
(ii) the holders of Class K Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

         9.       VOTING.

                  (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class K Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class K Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class K Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class K Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class K Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class K Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class K Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class K Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class K Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class K Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class K Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class K Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (b) So long as any shares of Class K Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class K Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i)     Any amendment, alteration or repeal of any
of the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class K Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class K Preferred Stock; or

                           (ii) The authorization, creation of, increase in the
authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class K Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class K Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

         For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class K Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class K Preferred Stock as a single class on any matter, then the Class K Preferred Stock and such other class or series shall have with respect to such matters one quarter of one vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class K Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         10.      RECORD HOLDERS.

         The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class K Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         11.1     RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

                  (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in
Section 11.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class K Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class K Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class K Preferred Stock in excess of the Look- Through Ownership Limit.

                  (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class K Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class K Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class K Preferred Stock.

                  (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class K Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class K Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class K Preferred Stock.

                  (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 11.8 from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class K Preferred Stock in excess of the Look- Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class K Preferred Stock that would be otherwise Beneficially Owned by such Look- Through Entity in excess of the Look-Through Ownership Limit and such Look- Through Entity shall acquire no rights in such shares of Class K Preferred Stock.

                  (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class K Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of
Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class K Preferred Stock.

                  (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class K Preferred Stock that is null and void under Sections 11.1(B), (C),
(D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class K Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class K Preferred Stock in the same or any other related transaction.

         11.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class K Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class K Preferred Stock acquired in violation of Section 11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of
Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 11.3 of this Article; provided, further, that the provisions of this Section 11.2 shall be subject to the provisions of Section 11.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class K Preferred Stock that is expressly authorized pursuant to Section 11.8(C) of this Article.

         11.3.  TRANSFER IN TRUST.

                  (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class K Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class K Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class K Preferred Stock in excess of the Look- Through Ownership Limit (in any such event, the Person, Initial Holder or Look- Through Entity that would Beneficially Own shares of Class K Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 11.8 of this Article, such shares of Class K Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look- Through Entity Ownership Limit.

                  (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                  (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class K Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 11.3(E), the Prohibited Transferee shall have no rights in the Class K Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class K Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class K Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class K Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class K Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class K Preferred Stock for the benefit of the Charitable Beneficiary.

                  (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this
Section 11.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class K Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class K Preferred Stock on behalf of the Corporation.

                  (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class K Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of

90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                  (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class K Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         11.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class K Preferred Stock in violation of Section
11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         11.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class K Preferred Stock will be required to provide certain information as set out below.

                  (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class K Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class K Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class K Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class K Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and
(ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look- Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class K Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 11.5 from the Beneficial Owner.

                  (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class K Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class K Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look- Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class K Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         11.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and
(ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

         11.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         11.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.

                  (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of
Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                  (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class K Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class K Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

                  (C) UNDERWRITERS. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class K Preferred Stock) following the purchase of Class K Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and (ii) participates in an offering of the Class K Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class K Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class K Preferred Stock purchased in connection with market making activities.

         11.9 LEGEND. Each certificate for Class K Preferred Stock shall bear substantially the following legend:

         "The shares of Class K Convertible Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class K Convertible Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class K Convertible Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class K Convertible Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class K Convertible Cumulative Preferred Stock) or (ii) the shares of Class K Convertible Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         11.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         11.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

         11.12 SETTLEMENT. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         FOURTH: The terms of the Class K Cumulative Preferred Stock set forth in Article Third hereof shall become Article XXI of the Charter.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Assistant Secretary on February 17, 1999.

WITNESS:                                       APARTMENT INVESTMENT AND
                                               MANAGEMENT COMPANY



/s/ LUCY CORDOVA                               /s/ TROY D. BUTTS
-----------------------------                  --------------------------------
Lucy Cordova                                   Troy D. Butts
Assistant Secretary                            Senior Vice President and
                                               Chief Financial Officer


         THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                               /s/ TROY D. BUTTS
                                               --------------------------------
                                               Troy D. Butts
                                               Senior Vice President and
                                               Chief Financial Officer

                             ARTICLES SUPPLEMENTARY


                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                       CLASS I CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 10,000,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class I Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

         SECOND: The reclassification increases the number of shares classified as Class I Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 10,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 478,277,500 shares immediately prior to the reclassification to 468,277,500 shares immediately after the reclassification.

         THIRD: The terms of the Class I Cumulative Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

         1. NUMBER OF SHARES AND DESIGNATION.

         This class of Preferred Stock shall be designated as Class I Cumulative Preferred Stock, par value $.01 per share (the "Class I Preferred Stock") and Ten Million (10,000,000) shall be the authorized number of shares of such Class I Preferred Stock constituting such class.

         2. DEFINITIONS.

         For purposes of the Class I Preferred Stock, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (a) (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class I Preferred Stock; provided that, for purposes of paragraph (a) of
         Section 8 of this Article, the term "Board of Directors" shall not include any such committee.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 10(c) of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class I Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Closing Price," when used with respect to a share of any Equity Stock and for any date, shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation, and the Class B Common Stock, $.01 par value per share, of the Corporation and such other shares of the Corporation's capital stock into which outstanding shares of such Class A Common Stock or Class B Common Stock shall be reclassified.

         "Dividend Payment Date" shall mean January 15, April 15, July 15 and October 15 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each quarterly dividend period commencing on and including, January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class I Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Class I Preferred Stock being redeemed.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 10(c)(i) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Issue Date" shall mean the date on which shares of Class I Preferred Stock are first issued.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including the day preceding the first January 15, April 15, July 15, or October 15 to occur thereafter.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class I Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class I Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the Secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 7 of this Article.

         "Liquidation Preference" shall have the meaning set forth in paragraph
         (a) of Section 4 of this Article.

         "Look-Through Entity" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class I Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of
         (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the

         Aggregate Value of all shares of Equity Stock other than Class I Preferred Stock that are Beneficially Owned by the Look-Through Entity.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Operating Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class I Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class I Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 7 of this Article.

         "Person" shall mean (a) for purposes of Section 10 of this Article, (i) an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and
         (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, limited liability company, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 10(c)(i) of this Article.

         "Redemption Date" shall have the meaning set forth in paragraph (a) of
         Section 5 of this Article.

         "REIT" shall mean a "real estate investment trust" as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 7 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class I Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day," when used with respect to the Closing Price of a share of any Equity Stock, shall mean (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class I Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class I Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class I Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class I Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class I Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class I Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 10(c) of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 8 of this Article.

         3. DIVIDENDS.

                  (a) The holders of Class I Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class I Preferred Stock equal to $2.00 per annum (equivalent to 8% per annum of the per share Liquidation Preference (as hereinafter defined)). As of any particular date, such dividends shall be cumulative from the later of (i) the Issue Date or (ii) the first day after the most recent Dividend Period in respective of which dividends have been paid or a sum sufficient for such payment has been set apart for such payment, in each case, whether or not in any Dividend Period or Dividend Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends. Dividends shall be payable quarterly in arrears on each Dividend Payment Date. Each such dividend shall be payable in arrears to the holders of record of the Class I Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors. All holders of record of shares of Class I Preferred Stock as of any record date shall be entitled to receive the same per share dividend payment, notwithstanding the fact that any of such shares were not outstanding during the entire Dividend Period in respect of which such payment is made.

                  (b) Any dividend payable on the Class I Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class I Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Class I Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class I Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Class I Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Class I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Class I Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class I Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class I Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Class I Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class I Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class I Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

                  Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or
(ii) or redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

         4. LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class I Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class I Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class I Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class I Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class I Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class I Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class I

Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class I Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5. REDEMPTION AT THE OPTION OF THE CORPORATION.

                  (a) Shares of Class I Preferred Stock shall not be redeemable by the Corporation prior to March 1, 2005, except as set forth in Section 10(b) of this Article. On and after March 1, 2005, the Corporation, at its option, may redeem shares of Class I Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accumulated, accrued and unpaid dividends to the date fixed for redemption (the "Redemption Date"); provided, however, that in the event of a redemption of shares of Class I Preferred Stock, if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. In connection with any redemption pursuant to this Section 5(a), the redemption price of the Class I Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) shall be payable solely with the proceeds from the sale by the Corporation or the Operating Partnership, of other capital shares of the Corporation or the Operating Partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing of or in the Corporation or the Operating Partnership.

                  (b) The Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                  (c) If full cumulative dividends on all outstanding shares of Class I Preferred Stock have not been declared and paid, or declared and set apart for payment, no shares of Class I Preferred Stock may be redeemed unless all outstanding shares of Class I Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class I Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class I Preferred Stock.

                  (d) If the Corporation shall redeem shares of Class I Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Redemption Date; (2) the number of shares of Class I Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered for cash; and (4) the redemption price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be (x) payable as part of the redemption price, or (y) payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next succeeding sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Class I Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class I Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class I Preferred Stock of the Corporation shall cease except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required; provided, however, that if the Redemption Date for any shares of Class I Preferred Stock occurs after any dividend record date and on or prior to the related Dividend Payment Date, the full dividend payable on such Dividend Payment Date in respect of such shares of Class I Preferred Stock called for redemption shall be payable on such Dividend Payment Date to the holders of record of such shares at the close of business on the corresponding dividend record date notwithstanding the prior redemption of such shares. The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class I Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class I Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class

I Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class I Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

         As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class I Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class I Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class I Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class I Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class I Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

         6. STATUS OF REACQUIRED STOCK.

         All shares of Class I Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized, but unissued shares of Class I Preferred Stock.

         7. RANKING.

         Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Class I Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class I Preferred Stock ("Senior Stock");

                  (b) on a parity with the Class I Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class I Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, Class G Cumulative Preferred Stock, Class H Cumulative Preferred Stock, Class J Cumulative Convertible Preferred Stock or Class K Convertible Cumulative Preferred Stock of the

Corporation, or (ii) the holders of such class of stock or series and the Class I Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

                  (c) junior to the Class I Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock or (ii) the holders of Class I Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

         8. VOTING.

                  (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class I Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class I Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class I Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class I Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class I Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class I Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class I Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of

Class I Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class I Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class I Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class I Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class I Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (b) So long as any shares of Class I Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class I Preferred Stock voting as a single class with the holders of all other classes or series of Parity Stock entitled to vote on such matters, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                      (i) Any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class I Preferred Stock; provided, however, that the amendment of or supplement to the provisions of the Charter so as to authorize or create, or to increase or decrease the authorized amount of, or to issue any Junior Stock, Class I Preferred Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class I Preferred Stock; or

                      (ii) The authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);

provided, however, that no such vote of the holders of Class I Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class I Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

         For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class I Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class I Preferred Stock as a single class on any matter, then the Class I Preferred Stock and such other class or series shall have with respect to such matters one quarter of one vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class I Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         9. RECORD HOLDERS.

         The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class I Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         10. RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

         (a) (i) LIMITATION ON BENEFICIAL OWNERS. Except as provided in Section 10(h), from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class I Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class I Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class I Preferred Stock in excess of the Look-Through Ownership Limit.

             (ii) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in
Section 10(h), from and after the Issue Date (and subject to Section 10(l)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class I Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class I Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class I Preferred Stock.

             (iii) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 10(h), from and after the Issue Date (and subject to Section 10(l)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class I Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class I Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder Limit, and the Initial Holder shall acquire no rights in such shares of Class I Preferred Stock.

             (iv) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 10(h) from and after the Issue Date (and subject to Section 10(l)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class I Preferred Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of such shares of Class I Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class I Preferred Stock.

             (v) TRANSFERS RESULTING IN "CLOSELY HELD" SHARES. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class I Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class I Preferred Stock.

             (vi) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class I Preferred Stock that is null and void under Sections 10(a)(ii), (iii),
(iv), or (v) of this Article because it would, if effective, result in (i) the ownership of Class I Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class I Preferred Stock in the same or any other related transaction.

         (b) REMEDIES FOR BREACH. If the Board of Directors shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10(a) of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class I Preferred Stock in violation of Section 10(a) of this Article (whether or not such violation is intended), the Board of Directors shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class I Preferred Stock acquired in violation of Section 10(a) of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 10(a) of this Article, regardless of any action (or non-action) by the Board of Directors (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 10(c) of this Article; provided, further, that the provisions of this Section 10(b) shall be subject to the provisions of Section 10(l) of this Article; provided, further, that the Board of Directors may not exercise such authority in a manner that interferes with any ownership or transfer of Class I Preferred Stock that is expressly authorized pursuant to
Section 10(h)(iii) of this Article.

         (c)(i) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class I Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class I Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class I Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class I Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 10(h) of this Article, such shares of Class I Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

             (ii) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

             (iii) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class I Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 10(c)(v), the Prohibited Transferee shall have no rights in the Class I Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

             (iv) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class I Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class I Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class I Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class I Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class I Preferred Stock for the benefit of the Charitable Beneficiary.

             (v) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 10(c)(v). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 10(c)(v) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class I Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class I Preferred Stock on behalf of the Corporation.

             (vi) PURCHASE RIGHT IN STOCK TRANSFERRED TO TRUSTEE. Shares of Class I Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors or a committee thereof determines in good faith that an Excess Transfer or other event occurred.

             (vii) REGISTRATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class I Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (d) NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class I Preferred Stock in violation of Section 10(a) of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 10(c) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         (e) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class I Preferred Stock will be required to provide certain information as set out below.

             (i) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class I Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class I Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class I Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class I Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class I Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 10(e) from the Beneficial Owner.

             (ii) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class I Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class I Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class I Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         (f) REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 10(l) of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

         (g) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 10 of this Article, or in the case of an ambiguity in any definition contained in Section 10 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         (h) EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 10(a) of this Article.

             (i) WAIVER OF OWNERSHIP LIMITS. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

             (ii) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class I Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 10(a) of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class I Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

             (iii) UNDERWRITERS. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class I Preferred Stock) following the purchase of Class I Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and
(ii) participates in an offering of the Class I Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class I Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class I Preferred Stock purchased in connection with market making activities.

      (i) LEGEND. Each certificate for Class I Preferred Stock shall bear substantially the following legend:

                 "The shares of Class I Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class I Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class I Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class I Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class I Cumulative Preferred

         Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class I Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class I Cumulative Preferred Stock) or (ii) the shares of Class I Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         (j) SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (k) BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

         (l) SETTLEMENT. Nothing in this Section 10 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         FOURTH: The terms of the Class I Cumulative Preferred Stock set forth in Article Third hereof shall become Article XXII of the Charter.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Assistant Secretary on April 21, 1999.

WITNESS:                                       APARTMENT INVESTMENT AND
                                               MANAGEMENT COMPANY


/s/ LESLIE OBLAS                               /s/ JOEL BONDER
------------------------------                 ---------------------------------
Leslie Oblas
Assistant Secretary                            Senior Vice President and
                                               Chief Financial Officer


         THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                               /s/ JOEL BONDER
                                               ---------------------------------

                                               Senior Vice President and
                                               Chief Financial Officer

                             ARTICLES SUPPLEMENTARY


                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                 CLASS L CONVERTIBLE CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $.01 PER SHARE)

         APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, as amended to date (the "Charter"), the Board of Directors has duly divided and classified 5,000,000 authorized but unissued shares of Class A Common Stock of the Corporation, par value $.01 per share (the "Class A Common Stock"), into a class designated as Class L Convertible Cumulative Preferred Stock, par value $.01 per share, and has provided for the issuance of such class.

         SECOND: The reclassification increases the number of shares classified as Class L Convertible Cumulative Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 5,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Class A Common Stock from 480,937,500 shares immediately prior to the reclassification to 475,937,500 shares immediately after the reclassification.

         THIRD: The terms of the Class L Convertible Cumulative Preferred Stock (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

         1.       NUMBER OF SHARES AND DESIGNATION.

         This class of Preferred Stock shall be designated as Class L Convertible Cumulative Preferred Stock, par value $.01 per share (the "Class L Preferred Stock"), and Five Million (5,000,000) shall be the authorized number of shares of such Class L Preferred Stock constituting such class.

         2.       DEFINITIONS.

         For purposes of the Class L Preferred Stock, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Aggregate Value" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

         "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the
         Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and
         (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (a) (ii) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class L Preferred Stock; provided that, for purposes of paragraph (a) of
         Section 9 of this Article, the term "Board of Directors" shall not include any such committee.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         "Class L Preferred Stock" shall have the meaning set forth in Section 1 of this Article.

         "Closing Price" shall mean, when used with respect to a share of any Equity Stock and for any date, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Common Stock" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation and such other shares of the Corporation's capital stock into which outstanding shares of such Class A Common Stock shall be reclassified.

         "Conversion Price" shall mean the conversion price per share of Class A Common Stock for which each share of Class L Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
         Section 7 of this Article. The initial Conversion Price shall be $46.48 (equivalent to a conversion rate of 0.5379 shares of Class A Common Stock for each share of Class L Preferred Stock).

         "Dividend Payment Date" shall mean February 28, May 28, August 28, and November 28 of each year; provided, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date and no interest shall accrue on such dividend from such date to such Dividend Payment Date.

         "Dividend Periods" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including February 28, May 28, August 28, and November 28 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class L Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Optional Redemption Date or Mandatory Redemption Date, as applicable, with respect to the Class L Preferred Stock being redeemed.

         "Equity Stock" shall mean one or more shares of any class of capital stock of the Corporation.

         "Excess Transfer" has the meaning set forth in Section 11.3(A) of this Article.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Issue Date" shall mean May 28, 1999.

         "Initial Dividend Period" shall mean the period commencing on and including the Issue Date and ending on and including August 27, 1999.

         "Initial Holder" shall mean Terry Considine.

         "Initial Holder Limit" shall mean a number of the Outstanding shares of Class L Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class L Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

         "Junior Stock" shall have the meaning set forth in paragraph (c) of
         Section 8 of this Article.

         "Liquidation Preference" shall have the meaning set forth in paragraph
         (a) of Section 4 of this Article.

         "Look-Through Entity" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

         "Look-Through Ownership Limit" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class L Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of
         (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class L Preferred Stock that are Beneficially Owned by the Look-Through Entity.

         "Market Price" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Outstanding" shall mean issued and outstanding shares of Equity Stock of the Corporation, provided that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         "Ownership Limit" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class L Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class L Preferred Stock that are Beneficially Owned by the Person.

         "Ownership Restrictions" shall mean collectively the Ownership Limit, as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit, as applied to the Initial Holder, and the Look-Through Ownership Limit, as applied to Look-Through Entities.

         "Parity Stock" shall have the meaning set forth in paragraph (b) of
         Section 8 of this Article.

         "Person" shall mean (a) for purposes of Section 11 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, "private foundation," within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) a "group," as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity.

         "Prohibited Transferee" has the meaning set forth in Section 11.3(A) of this Article.

         "Record Date" shall have the meaning set forth in paragraph (a) of
         Section 3 of this Article.

         "Redemption Date" shall mean, in the case of any redemption of any shares of Class L Preferred Stock, the date fixed for redemption of such shares.

         "Redemption Price" shall mean, with respect to any shares of Class L Preferred Stock to be redeemed, (i) if the Redemption Date occurs during the period from and including May 28, 2002, to but excluding May 27, 2003, 102.025% of the Liquidation Preference thereof, and (ii) if the Redemption Date occurs on or after May 28, 2003, 100.000% of the Liquidation Preference thereof, plus, in the case of clause (i) or
         (ii), all accumulated, accrued and unpaid dividends (whether or not earned or declared), if any, to the Redemption Date; provided, however, that if a Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date notwithstanding the redemption of such shares, and shall not be payable as part of the redemption price for such shares.

         "REIT" shall mean a "real estate investment trust," as defined in
         Section 856 of the Code.

         "Senior Stock" shall have the meaning set forth in paragraph (a) of
         Section 8 of this Article.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class L Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean, when used with respect to any Equity Stock,
         (i) if the Equity Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Equity Stock is not listed or admitted to trading on the NYSE but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Equity Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Equity Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class L Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class L Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class L Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class L Preferred Stock). The term "Transfers" and "Transferred" shall have correlative meanings.

         "Transfer Agent" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class L Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class L Preferred Stock.

         "Trust" shall mean the trust created pursuant to Section 11.3 of this Article.

         "Trustee" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         "Voting Preferred Stock" shall have the meaning set forth in Section 9 of this Article.

         3.       DIVIDENDS.

                  (a) The holders of Class L Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, quarterly cash dividends on the Class L Preferred Stock in an amount per share equal to (i) during the period from the Issue Date through and including May 27, 2002, the greater of $0.50625 or the quarterly cash dividend paid or payable (determined on each Dividend Payment Date by reference to the dividend most recently declared on the Class A Common Stock) on the number of shares of Class A

Common Stock (or portion thereof) into which a share of Class L Preferred Stock is convertible, and (ii) during the period from and after May 28, 2002, the greater of $0.625 or the quarterly cash dividend paid or payable (determined on each Dividend Payment Date by reference to the dividend most recently declared on the Class A Common Stock) on the number of shares of Class A Common Stock (or portion thereof) into which a share of Class L Preferred Stock is convertible. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 28, 1999. Each such dividend shall be payable in arrears to the holders of record of the Class L Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the tenth Business Day immediately preceding such Dividend Payment Date (each a "Record Date"). Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

                  (b) Any dividend payable on the Class L Preferred Stock for any partial dividend period shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Class L Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Class L Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class L Preferred Stock that may be in arrears.

                  (c) So long as any of the shares of Class L Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Parity Stock unless, in each case, dividends equal to the full amount of accumulated, accrued and unpaid dividends on all outstanding shares of Class L Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such dividends on the Class L Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such shares of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class L Preferred Stock and all dividends declared upon any shares of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class L Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

                  (d) So long as any of the shares of Class L Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless, in each case, dividends equal to the full amount of all accumulated, accrued and unpaid dividends on all outstanding shares of Class L Preferred Stock have been declared and paid, or such dividends have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding shares of Class L Preferred Stock for all Dividend Periods ending on or prior to the date such dividend or distribution is declared, paid, set apart for payment or made with respect to such shares of Junior Stock, or the date such shares of Junior Stock are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Stock in respect thereof, as the case may be.

                  Notwithstanding the provisions of this Section 3, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or
(ii) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Corporation as a REIT under Section 856 of the Code.

         4.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution by the Corporation (whether of capital, surplus or otherwise) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class L Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25) per share of Class L Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class L Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class L Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class L Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class L Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class L Preferred Stock and any Parity Stock, as provided in Section 4(a), any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class L Preferred Stock and any Parity Stock shall not be entitled to share therein.

         5.       REDEMPTION

                  (a) Shares of Class L Preferred Stock shall not be redeemable by the Corporation prior to May 28, 2002, except as set forth in Section 11.2 of this Article. On or after May 28, 2002, the Corporation, at its option, may redeem shares of Class L Preferred Stock, in whole or from time to time in part, for cash in an amount equal to the applicable Redemption Price.

                  (b) In the event of any redemption, the Redemption Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

                  (c) If full cumulative dividends on all outstanding shares of Class L Preferred Stock have not been declared and paid, or declared and set apart for payment, for all preceding Dividend Periods no shares of Class L Preferred Stock may be redeemed unless all outstanding shares of Class L Preferred Stock are simultaneously redeemed, and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class L Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class L Preferred Stock.

                  (d) In the event of a redemption, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which has been mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (i) the Redemption Date; (ii) the number of shares of Class L Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the place or places at which certificates for such shares are to be surrendered for cash; and (iv) the Redemption Price payable on such Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described in the next succeeding sentence. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) dividends on the shares of Class L Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class L Preferred Stock called for redemption, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class L Preferred Stock of the Corporation shall cease except the right to receive the cash payable upon such redemption, without interest thereon, upon surrender of their certificates if so required. The Corporation's obligation to make available the cash necessary to effect such redemption in accordance with the preceding sentence shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall irrevocably deposit in trust with a bank or trust company (which may not be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption plus, if such Redemption Date occurs after any dividend record date and on or prior to the related Dividend Payment Date, such amount of cash as is necessary to pay the dividend payable on such Dividend Payment Date in respect of such shares of Class L Preferred Stock called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Class L Preferred Stock so called for redemption and, if applicable, the payment of such dividend. No interest shall accrue for the benefit of the holders of shares of Class L Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class L Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class L Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for the cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class L Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class L Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class L Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class L Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

         6.       STATUS OF REACQUIRED STOCK.

                  All shares of Class L Preferred Stock that have been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Class L Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of Class L Preferred Stock.

         7.       CONVERSION.

         7.1      CONVERSION AT HOLDERS' OPTION.

                  At any time on or after the Issue Date, holders of shares of Class L Preferred Stock shall have the right to convert all or a portion of such shares into shares of Class A Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, each share of Class L Preferred Stock shall, at the option of the holder thereof, be convertible at any time (unless such share is called for redemption, then to and including but not after the close of business on the date immediately prior to the Redemption Date, unless the Corporation shall default in payment due upon redemption thereof), into that number of fully paid and non-assessable shares of Class A Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25 by the Conversion Price in effect at such time and by surrender of the certificate representing such shares to be converted in the manner provided in subsection
(b) of this Section 7.1.

                  (b) In order to convert shares of Class L Preferred Stock, the holder of the shares to be converted shall surrender the certificate representing such shares at any office or agency maintained by the Corporation for such purpose, accompanied by the funds, if any, required by the last paragraph of this subsection (b) to be paid by such holder, and shall give written notice of conversion in the form provided on such certificate representing shares of Class L Preferred Stock (or such other notice as is acceptable to the Corporation) to the Corporation at such office or agency that the holder elects to convert the shares of Class L Preferred Stock specified in such notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Class A Common Stock which shall be issuable in such conversion shall be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class L Preferred Stock is registered, each certificate representing a share of Class L Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation that such taxes have been paid).

                  As promptly as practicable after the surrender of certificates representing such shares of Class L Preferred Stock and the receipt of such notice and instruments of transfer as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or as designated in such holder's written instructions, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such share or shares of Class L Preferred Stock in accordance with provisions of this
Section 7, and a check or cash in respect of (i) the cash amount payable to such holder, if any, referred to in the last paragraph of this subsection (b), and
(ii) any fractional interest in a share of Class A Common Stock arising upon such conversion, as provided in paragraph (c) of this Section 7.1.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such shares of Class L Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

                  Except as provided herein, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends (other than dividends on the Class A Common Stock the record date for which is after the conversion date and which the Corporation shall pay in the ordinary course to the record holder as of the record date) on the Class A Common Stock issued upon such conversion. Holders of Class L Preferred Stock at the close of business on a Record Date will be entitled to receive an amount equal to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Record Date. If the Dividend Adjustment Amount (as defined below) with respect to any shares of Class L Preferred Stock surrendered for conversion is positive, the holders of such shares shall, as of the date of conversion, be entitled to receive a cash payment equal to such Dividend Adjustment Amount. If the Dividend Adjustment Amount with respect to any shares of Class L Preferred Stock surrendered for conversion is negative, such shares must be accompanied by payment of a cash amount equal to the absolute value of such Dividend Adjustment Amount. As used herein, "Dividend Adjustment Amount" shall mean, with respect to any share of Class L Preferred Stock that has been surrendered for conversion, the sum of:

                   (i) the aggregate amount of any dividends (whether or not earned or declared) that are accumulated, accrued and unpaid on such share as of the time of such conversion; minus

                  (ii) if such share has been surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date, the amount of the dividend payable thereon on such Dividend Payment Date; minus

                  (iii) if such share has not been surrendered for conversion during the period between the close of business on any record date for the payment of a dividend on the Class A Common Stock and the opening of business on the corresponding dividend payment date, an amount equal to the product of (A) the quarterly cash dividend per share that was most recently declared on the Class A Common Stock, determined as of the date of conversion, and (B) a fraction, the numerator of which is the number of days in the period from and including the date of the most recent dividend payment date for the Class A Common Stock or the Class L Preferred Stock, whichever is later, to but excluding the date of such conversion, and the denominator of which is 90.

                  (c) No fractional shares of Class A Common Stock or scrip representing fractions of a share of Class A Common Stock shall be issued upon conversion of shares of Class L Preferred Stock. If more than one share of Class L Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class L Preferred Stock so surrendered. In lieu of any fractional interest in a share of Class A Common Stock that would otherwise be deliverable upon the conversion of any share of Class L Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price of the Class A Common Stock on the Trading Day immediately preceding the date of conversion, multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

         7.2      ADJUSTMENTS TO CONVERSION PRICE

                  (a) The Conversion Price shall be adjusted from time to time as follows:

                           (i) If the Corporation shall after the Issue Date (A)
pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding Class A Common Stock (including a reclassification pursuant to a merger or consolidation in which the Corporation is the continuing entity and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or securities or other property of another entity), then, in each such case, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Class L Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other capital stock of the Corporation which such holder would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) of this Section 7.2(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any share of Class L Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Class A Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Class A Common Stock and other capital stock.

                           (ii) If the Corporation shall, after the Issue Date,
issue rights, options or warrants to all holders of its outstanding shares of Class A Common Stock entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the current market price per share (determined pursuant to subsection (iv) of this Section 7.2(a)) of the Class A Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding on the record date and
(B) the number of shares which the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Class A Common Stock would purchase at such current market price, and the denominator of which shall be the sum of (A) the number of shares of Class A Common Stock outstanding on the record date and (B) the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall be made successively whenever any rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, that if all of the shares of Class A Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Class A Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Class A Common Stock offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants, with the value of such consideration, if other than cash, determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent).

                           (iii) In case the Corporation shall, by dividend or
otherwise, distribute to all holders of its outstanding Class A Common Stock any capital stock (other than Class A Common Stock), evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities of the Corporation (excluding (A) those referred to in subsections (i) and (ii) of this Section 7.2(a), (B) dividends and distributions paid in cash out of the retained earnings of the Corporation, and (C) distributions upon mergers or consolidations to which subsection (b) of this Section 7.2 applies), then, in each such case, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined pursuant to subsection (iv) of this Section 7.2(a)) of the Class A Common Stock, less the fair market value on such record date (determined by the Board or Directors, whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the Transfer Agent) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Class A Common Stock or of such subscription rights or warrants applicable to one share of Class A Common Stock, and the denominator of which shall be such current market price per share of Class A Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under
subsections (ii) and (iii) of this Section 7.2(a), the current market price per share of Class A Common Stock on any date shall be the average of the Closing Price of the Class A Common Stock for the shorter of (A) 20 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination or
(B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full Trading Day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (A) the record date for determining stockholders entitled to receive the rights, warrants or distribution referred to in subsections (ii) and (iii) of this Section 7.2, or (B) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of "Closing Price."

                           (v) No adjustment in the Conversion Price shall be
required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustment which by reason of this subsection (v) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7.2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 7.2 to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this Section 7.2, as it shall determine in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and
(iii) above, the Conversion Price shall not be adjusted for the issuance of Class A Common Stock, or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                           (vi) The Corporation from time to time may decrease
the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Class L Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

                  (b) Notwithstanding any other provision herein to the contrary, in case of any merger or consolidation to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing entity and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or the securities or other property of another entity), or in the case of any sale or transfer of all or substantially all of the Corporation's property and assets to another entity, there will be no adjustment of the Conversion Price, and lawful provision shall be made by the entity formed by such consolidation or the entity whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Class A Common Stock immediately prior to the merger or consolidation, or the entity which shall have acquired such assets of the Corporation, such that each share of Class L Preferred Stock then outstanding will, without the consent of the holder thereof, become convertible into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Class A Common Stock into which such share of Class L Preferred Stock was convertible immediately prior to such merger, consolidation, sale or transfer assuming such holder of Class A Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer. In the case of a cash merger of the Corporation into another entity or any other cash transaction of the type mentioned in this
Section 7.2(b), each share of Class L Preferred Stock will thereafter be convertible at the Conversion Price in effect at such time into the same amount of cash per share into which each share of Class L Preferred Stock would have been convertible had such share been converted into Class A Common Stock immediately prior to the effective date of such cash merger or other transaction. The foregoing provisions of this Section 7.2(b) shall similarly apply to successive mergers, consolidations, sales or transfers.

                  (c) If (i) the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to Section 7.2; (ii) the Corporation shall authorize the granting to the holders of the Class A Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; (iii) there shall be any reorganization or reclassification of the Class A Common Stock (other than an event to which subsection (i) of Section 7.2(a) applies) or any consolidation or merger to which the Corporation is a party or any sale or transfer of all or substantially all of the assets of the Corporation, in each case, for which approval of any stockholders of the Corporation is required; or
(iv) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; then, in each such case, the Corporation shall cause to be given to the holders of shares of Class L Preferred Stock and the Transfer Agent as promptly as possible, but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.2(c).

                  (d) Whenever the Conversion Price is adjusted as herein provided, (i) the Corporation shall promptly file with the Transfer Agent a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) the Corporation shall mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Class L Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (e) In any case in which paragraph (a) of this Section 7.2 shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until the filing by the Corporation with the Transfer Agent of the certificate required by subsection 7.2(d)) (i) issuing to the holder of any share of Class L Preferred Stock converted after such record date or effective date the shares of Class A Common Stock issuable upon such conversion in excess of the shares of Class A Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and (ii) paying to such holder any amount of cash in lieu of a fractional share.

                  (f) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of Section 7.2(a), the holder of any share of Class L Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Class L Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in this Section 7.2.

                  (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting conversion of shares of Class L Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Class L Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Class A Common Stock deliverable upon conversion in excess of the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this paragraph (g), the number of shares of Class A Common Stock which shall be deliverable upon the conversion of all outstanding shares of Class L Preferred Stock shall be computed as if at the time of computation all such outstanding shares of Class L Preferred Stock were held by a single holder (and without regard to the Ownership Limit).

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Class A Common Stock deliverable upon conversion of the shares of Class L Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

                  (h) The Corporation will pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes, payable in respect of the issue or delivery of shares of Class A Common Stock upon conversion of shares of Class L Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the shares of Class L Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (i) Notwithstanding anything to the contrary contained in this
Section 7, conversion of Class L Preferred Stock pursuant to this Section 7 shall be permitted only to the extent that such conversion would not result in a violation of the Ownership Restrictions (as defined in the Charter).

                  (j) If the Corporation shall take any action affecting the Class A Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Class L Preferred Stock, the Board of Directors may, but shall have no obligation to, adjust the Conversion Price for the Class L Preferred Stock to the extent permitted by law in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

         8.       RANKING.

                  Any class or series of capital stock of the Corporation shall be deemed to rank:

                  (a) prior or senior to the Class L Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class L Preferred Stock ("Senior Stock");

                  (b) on a parity with the Class L Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class L Preferred Stock, if (i) such capital stock is Class B Cumulative Convertible Preferred Stock, Class C Cumulative Preferred Stock, Class D Cumulative Preferred Stock, Class G Cumulative Preferred Stock, Class H Cumulative Preferred Stock, Class I Cumulative Preferred Stock, Class J Cumulative Convertible Preferred Stock or Class K Convertible Cumulative Preferred Stock of the Corporation, or (ii) the holders of such class of stock or series and the Class L Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Stock"); and

                  (c) junior to the Class L Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series shall be Common Stock or (ii) the holders of Class L Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series (the capital stock referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Stock").

         9.       VOTING.

                  (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Class L Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock")) and the holders of shares of Class L Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class L Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Class L Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid, or declared and set apart for payment, then the right of the holders of the Class L Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as directors by the holders of the Class L Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class L Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class L Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class L Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class L Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class L Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Class L Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (b) So long as any shares of Class L Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class L Preferred Stock voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i) Any amendment, alteration or repeal of any of the
provisions of, or the addition of any provision to, these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class L Preferred Stock (including any amendment, alteration or repeal effected pursuant to a merger, consolidation or similar transaction) or would convert the Class L Preferred Stock into cash or any other security other than a preferred stock with terms and provisions equivalent to those set forth in these Articles Supplementary; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, or issue any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class L Preferred Stock; or

                           (ii) The authorization, creation of, increase in the
authorized amount of, or issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock (whether or not such class or series of Senior Stock is currently authorized);

provided, however, that no such vote of the holders of Class L Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such Senior Stock or convertible or exchangeable security is to be made, as the case may be, provision is made for the redemption of all shares of Class L Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

                  For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class L Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Class L Preferred Stock as a single class on any matter, then the Class L Preferred Stock and such other class or series shall have with respect to such matters one quarter of one vote per $25 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein or in the Charter, the Class L Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         10.      RECORD HOLDERS.

                  The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class L Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         11.1     RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

                  (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in
Section 11.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class L Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class L Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class L Preferred Stock in excess of the Look- Through Ownership Limit.

                  (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class L Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Class L Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class L Preferred Stock.

                  (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class L Preferred Stock in excess of the Initial Holder Limit shall be void ab initio as to the Transfer of such shares of Class L Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class L Preferred Stock.

                  (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 11.8 from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class L Preferred Stock in excess of the Look- Through Ownership limit shall be void ab initio as to the Transfer of such shares of Class L Preferred Stock that would be otherwise Beneficially Owned by such Look- Through Entity in excess of the Look-Through Ownership Limit and such Look- Through Entity shall acquire no rights in such shares of Class L Preferred Stock.

                  (E) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the Issue Date, any Transfer that, if effective would result in the Corporation being

"closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Class L Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class L Preferred Stock.

                  (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class L Preferred Stock that is null and void under Sections 11.1(B), (C),
(D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class L Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class L Preferred Stock in the same or any other related transaction.

         11.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class L Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class L Preferred Stock acquired in violation of Section
11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 11.3 of this Article; provided, further, that the provisions of this Section 11.2 shall be subject to the provisions of Section
11.12 of this Article; provided, further, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of

Class L Preferred Stock that is expressly authorized pursuant to Section 11.8(C) of this Article.

         11.3.    TRANSFER IN TRUST.

                  (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "Excess Transfer") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Equity Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class L Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class L Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class L Preferred Stock in excess of the Look- Through Ownership Limit (in any such event, the Person, Initial Holder or Look- Through Entity that would Beneficially Own shares of Class L Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "Prohibited Transferee"), then, except as otherwise provided in Section 11.8 of this Article, such shares of Class L Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look- Through Entity Ownership Limit.

                  (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                  (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class L Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 11.3(E), the Prohibited Transferee shall have no rights in the Class L Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class L Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class L Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Class L Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class L Preferred Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class L Preferred Stock for the benefit of the Charitable Beneficiary.

                  (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 11.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class L Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class L Preferred Stock on behalf of the Corporation.

                  (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class L Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of

90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                  (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class L Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         11.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class L Preferred Stock in violation of Section
11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         11.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class L Preferred Stock will be required to provide certain information as set out below.

                  (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class L Preferred Stock shall, upon written request by the Corporation, such request to be made within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class L Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class L Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class L Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class L Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 11.5 from the Beneficial Owner.

                  (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class L Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class L Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class L Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         11.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

         11.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         11.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.

                  (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                  (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class L Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the

Ownership Limit with respect to the Class L Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

                  (C) UNDERWRITERS. For a period of 270 days (or such longer period of time as any underwriter described below shall hold an unsold allotment of Class L Preferred Stock) following the purchase of Class L Preferred Stock by an underwriter that (i) is a corporation, partnership or other legal entity and
(ii) participates in an offering of the Class L Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class L Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class L Preferred Stock purchased in connection with market making activities.

         11.9 LEGEND. Each certificate for Class L Preferred Stock shall bear substantially the following legend:

         "The shares of Class L Convertible Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class L Convertible Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class L Convertible Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class L Convertible Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class L Convertible Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated (i) the transfer of the shares of Class L Convertible Cumulative Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class L Convertible Cumulative Preferred Stock) or (ii) the shares of Class L Convertible Cumulative Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         11.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         11.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look- Through Ownership Limit in the event of a change in law.

         11.12 SETTLEMENT. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

         FOURTH: The terms of the Class L Cumulative Preferred Stock set forth in Article Third hereof shall become Article XXIII of the Charter.

(the next page is the signature page)

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and witnessed by its Assistant Secretary on May 28, 1999.

WITNESS:                                             APARTMENT INVESTMENT AND
                                                     MANAGEMENT COMPANY

/s/ KATHLEEN HARVEY                                  /s/ TROY D. BUTTS
-------------------------                            ---------------------------
Kathleen Harvey                                      Troy D. Butts
Assistant Secretary                                  Senior Vice President and
                                                     Chief Financial Officer


         THE UNDERSIGNED, Senior Vice President and Chief Financial Officer of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                     /s/ TROY D. BUTTS
                                                     ---------------------------
                                                     Troy D. Butts
                                                     Senior Vice President and
                                                     Chief Financial Officer